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EXHIBIT 10.12.8

CREDIT AGREEMENT

dated as of

July 18, 2001

among

UNIVISION COMMUNICATIONS INC.,

UNIVISION OF PUERTO RICO INC.,

VARIOUS LENDING INSTITUTIONS,

THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT,
BNP PARIBAS, AS DOCUMENTATION AGENT,

UBS AG, AS CO-DOCUMENTATION AGENT,
BANK OF AMERICA, THE BANK OF NEW YORK AS CO-SYNDICATION AGENTS,

and

BNP PARIBAS
AND
J.P. MORGAN SECURITIES INC.,
AS JOINT BOOK MANAGERS AND JOINT LEAD ARRANGERS

TERM AND REVOLVING CREDIT FACILITY

(i)

3.18	Disclosure	41
3.19	USA Stations Acquisition	42
3.20	Subordinated Securities	42
ARTICLE IV
	CONDITIONS PRECEDENT	42
4.01	Conditions Precedent to Initial Borrowing Date	42
4.02	Conditions Precedent to All Credit Events	44
ARTICLE V
	AFFIRMATIVE COVENANTS	44
5.01	Financial Statements and Other Information	44
5.02	Notices of Material Events	46
5.03	Existence; Conduct of Business	46
5.04	Payment of Obligations	46
5.05	Maintenance of Properties; Insurance	46
5.06	Books and Records; Inspection Rights	46
5.07	Compliance with Laws	46
5.08	Use of Proceeds and Letters of Credit	46
5.09	Insurance	47
5.10	Guaranties, Etc.	47
5.11	Payment of Taxes	47
5.12	Compliance with Environmental Laws	47
5.13	Media Licenses	48
5.14	License Subsidiaries	48
5.15	Qualified Securities	48
ARTICLE VI
	NEGATIVE COVENANTS	48
6.01	Indebtedness	48
6.02	Liens	48
6.03	Fundamental Changes	49
6.04	Investments in Unrestricted Subsidiaries and Sports Team Subsidiaries	50
6.05	Restricted Payments	50
6.06	Transactions with Affiliates	50
6.07	Restrictive Agreements	50
6.08	Maximum Leverage	51
6.09	Interest Coverage Ratio	51
6.10	Material Agreements	51
6.11	Prepayments of Indebtedness	51
6.12	Line of Business	51
6.13	Sale/Leaseback Transactions	51
ARTICLE VII
	EVENTS OF DEFAULT	52
7.01	Payments of Principal.	52
7.02	Repayment of Interest	52
7.03	Representations	52
7.04	Covenants	52
7.05	Covenant Period	52
7.06	Indebtedness Payments	52
7.07	Indebtedness Default	52

(ii)

7.08	Bankruptcy	52
7.09	Liquidation Proceeding	52
7.10	Inability to Pay Debts	53
7.11	Judgments	53
7.12	ERISA	53
7.13	Media License	53
7.14	Subsidiary Guaranty	53
7.15	Change in Control	53
ARTICLE VIII
	THE ADMINISTRATIVE AGENT	54
8.01	Appointment	54
8.02	Nature of Duties	54
8.03	Certain Rights of the Agents	54
8.04	Reliance	55
8.05	Sub-Agents	55
8.06	Indemnification	55
8.07	Each Agent in Its Individual Capacity	55
8.08	Resignation	55
8.09	Lack of Reliance	56
8.10	Other Agents	56
ARTICLE IX
	UNITED STATES BORROWER GUARANTY	56
9.01	The United States Borrower Guaranty	56
9.02	Bankruptcy	57
9.03	Nature of Liability	57
9.04	United States Borrower Guaranty Absolute	57
9.05	Independent Obligation	57
9.06	Authorization	57
9.07	Reliance	58
9.08	Subordination	58
9.09	Waiver	58
9.10	The United States Borrower Guaranty Continuing	59
9.11	Binding Nature of Guaranties	59
9.12	Judgments Binding	59
ARTICLE X
	MISCELLANEOUS	59
10.01	Notices	59
10.02	Waivers; Amendments	60
10.03	Expenses; Indemnity; Damage Waiver	61
10.04	Successors and Assigns	62
10.05	Survival	63
10.06	Counterparts; Integration; Effectiveness	64
10.07	Severability	64
10.08	Right of Setoff	64
10.09	Governing Law; Jurisdiction; Consent to Service of Process	64
10.10	WAIVER OF JURY TRIAL	65
10.11	Headings	65
10.12	Confidentiality	65

(iii)

10.13	Payments Pro Rata	65
10.14	Calculations; Computations	66
10.15	Domicile of Loans	66
10.16	Effectiveness	66
10.17	Release of Subsidiary Guaranty	66
SCHEDULES:
	Schedule 1.01—USA Acquired Subsidiaries
	Schedule 2.01—Commitments
	Schedule 3.06—Disclosed Matters
	Schedule 3.12—Subsidiaries
	Schedule 3.15—Stations
	Schedule 3.16—Permits
	Schedule 4.01(j)—Existing Indebtedness
	Schedule 6.02—Existing Liens
	Schedule 6.07—Existing Restrictions
EXHIBITS:
	Exhibit A—Form of Assignment and Acceptance
	Exhibit B-1—Form of Opinion of Borrowers' Counsel
	Exhibit B-2—Form of Opinion of Borrowers' FCC counsel
	Exhibit C—Form of Subsidiary Guaranty
	Exhibit D—Form of Incremental Term Loan Commitment Agreement
	Exhibit E—Section 2.16(e) Certificate
	Exhibit F—Form of Additional Commitment Agreement

(iv)

    CREDIT AGREEMENT, dated as of July 18, 2001 among UNIVISION COMMUNICATIONS INC., a Delaware corporation (the "United States Borrower"), UNIVISION OF PUERTO RICO INC., a Delaware corporation (the "Puerto Rico Borrower"), the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent"), and BNP PARIBAS, as Documentation Agent (the "Documentation Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 1.01 are used herein as so defined.

W I T N E S S E T H:

    WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrowers the credit facilities provided for herein;

    NOW, THEREFORE, IT IS AGREED:

ARTICLE I
DEFINITIONS

    1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

    "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

    "ABR Spread" has the meaning provided in the definition of "Applicable Rate."

    "Acquisition" means an acquisition by the United States Borrower or any of its Subsidiaries of a Person, a division, a facility or a line of business or of all or substantially all of the assets of any of the foregoing.

    "Additional Commitment Agreement" means an Additional Commitment Agreement substantially in the form of Exhibit F (appropriately completed).

    "Additional Commitment Date" means each date upon which Additional Commitments under an Additional Commitment Agreement becomes effective as provided in Section 2.19(b).

    "Additional Commitments" means an Additional Revolving Commitment and an Additional United States Term Commitment.

    "Additional Lender" has the meaning provided in Section 2.19(b).

    "Additional Revolving Commitment" means for each Additional Lender, any commitment to make Revolving Loans by such Additional Lender pursuant to Section 2.19, in such amount as agreed to by such Additional Lender in the respective Additional Commitment Agreement; providedthat on the Additional Commitment Date upon which an Additional Revolving Commitment of any Additional Lender shall become effective, such Additional Revolving Commitment shall be added to (and thereafter become a part of) the Revolving Commitment of such Additional Lender for all purposes of this Agreement as contemplated by Section 2.19.

    "Additional United States Term Commitment" means, for each Additional Lender, any commitment to make United States Term Loans by such Additional Lender pursuant to Section 2.19, in such amount as agreed to by such Additional Lender in the respective Additional Commitment Agreement; provided that on the Additional Commitment Date upon which an Additional United States Term Commitment of any Additional Lender shall become effective, such Additional United States Term Commitment shall be added to (and thereafter become a part of) the United States Term Commitment of such Additional Lender for all purposes of this Agreement as contemplated by Section 2.19.

    "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

    "Administrative Agent" has the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Article VIII.

    "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

    "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified provided, however, that (i) Perenchio, his Permitted Transferees and each of their respective Affiliates shall be deemed to be Affiliates of the United States Borrower and each other Credit Party and (ii) for purposes of Section 6.06, the Subsidiary Guarantors shall not be considered Affiliates.

    "Agents" means the Administrative Agent and the Documentation Agent.

    "Agreement" means this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

    "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

    "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

    "Applicable Rate" means, for any day, with respect to any ABR Loan, or Eurodollar Loan, or with respect to the Commitment Commission payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread," "Eurodollar Spread" or "Commitment Commission Rate," as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

Index Debt Ratings:
		ABR Spread	Eurodollar Spread (bps)	Commitment Commission Rate (bps)
S&P	Moody's
Category 1
BBB+ (or higher)	Baa1 (or higher)	0	75	15
Category 2
BBB	Baa2	0	100	20
Category 3
BBB-	Baa3	25	125	25
Category 4
BB+ (or not rated)	Ba1 (or not rated)	50	150	37.5

    For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 4; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the United States Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation. Notwithstanding the foregoing, (x) on the Initial Borrowing Date and for the six months following the Initial Borrowing Date, the Applicable Rate shall be fixed at the amount opposite the BBB-/Baa3 Index Debt set forth above and (y) for purposes of the Incremental Term Loans of a Class, the Applicable Rate will be as set forth in the Incremental Term Loan Commitment Agreement for such Class.

    "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

    "Availability Period" means the period from and including the Effective Date (a) with respect to United States Term Loans and Puerto Rico Term Loans, to and including the date nine months after the Initial Borrowing Date and (b) with respect to Revolving Loans and Letters of Credit, to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Loan Commitment.

    "Available Basket Amount" means, at any time, an amount equal to the greater of (i) $50,000,000 and (ii) 10% of Consolidated EBITDA for the Test Period last ended.

    "Available Leaseback Transaction Amount" means, at any time, an amount equal to (i) the Available Basket Amount at such time less (ii) the aggregate principal amount of Indebtedness outstanding at such time pursuant to clause (c) of Section 6.02 less(iii) the aggregate principal amount of Indebtedness outstanding at such time pursuant to clause (b)(i) of Section 6.01.

    "Available Secured Debt Amount" means, at any time, an amount equal to (i) the Available Basket Amount at such time less (ii) the aggregate Leaseback Transaction Amount in respect of Leaseback Transactions consummated on or after the Initial Borrowing Date on and/or prior to such time less (iii) the aggregate principal amount of Indebtedness outstanding at such time pursuant to clause (b)(i) of Section 6.01.

    "Available Subsidiary Debt Amount" means, at any time, an amount equal to (i) the Available Basket Amount at such time less (ii) the aggregate principal amount of Indebtedness outstanding at such time pursuant to clause (c) of Section 6.02 less(iii) the aggregate Leaseback Transaction Amount in respect of Leaseback Transactions consummated on or after the Initial Borrowing Date and on or prior to such time.

    "BNP Paribas" means BNP Paribas S.A., a French banking organization.

    "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

    "Borrowers" means and includes the United States Borrower and the Puerto Rico Borrower.

    "Borrowing" means United States Term Loans, Puerto Rico Term Loans or Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

    "Borrowing Request" means a request by a Borrower for a United States Term Loan, a Puerto Rico Term Loan or a Revolving Borrowing in accordance with Section 2.03.

    "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

    "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that "Capital Lease Obligations" shall not include any such obligations relating to Transponder Leases.

    "Change in Control" means (a) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (as in effect from time to time), whether or not applicable), other than Perenchio and any Person or group of Persons that are Permitted Transferees of Perenchio or are as of the date hereof Affiliates of Perenchio (the "Perenchio Group"), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total Voting Power of the United States Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the United States Borrower by Persons who were neither (i) nominated by the board of directors of the United States Borrower nor (ii) appointed by directors so nominated.

    "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

    "Chase" means The Chase Manhattan Bank.

    "Claim" has the meaning provided in the defined term "Environmental Claim."

    "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are United States Term Loans, Puerto Rico Term Loans, Revolving Loans or Incremental Term Loans of a particular tranche.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Commitment" means, with respect to each Lender, such Lender's United States Term Commitment, Puerto Rico Term Commitment, Revolving Commitment and Incremental Term Loan Commitment.

    "Commitment Commission" means the United States Term Loan Commitment Commission, Puerto Rico Term Loan Commitment Commission and the Revolving Loan Commitment Commission.

    "Commitment Commission Rate" has the meaning provided in the definition of "Applicable Rate".

    "Communications Act" means the Communications Act of 1934, as amended and the rules and regulations issued thereunder, as from time to time in effect.

    "Consolidated Debt" means, as of any date of determination (and without duplication), the aggregate stated balance sheet amount of all Indebtedness of the United States Borrower and its Subsidiaries on such date on a consolidated basis as determined in accordance with GAAP.

    "Consolidated EBITDA" means, for any period, (A) the sum (without duplication) of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) depreciation expenses, (v) amortization expense and other similar non-cash charges, (vi) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income, (vii) losses on sales of assets (excluding sales of inventory in the ordinary course of business) and other extraordinary losses; (viii) non-cash interest expense, (ix) non-cash charges, including losses in unconsolidated investments, and (x) other special cost reduction charges reducing Consolidated Net Income by $11,900,000 taken in the period ended March 31, 2001; less(B) (i) the amount for such period of gains on sales of assets (excluding sales of inventory in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis in accordance with GAAP, (ii) principal payments for Transponder Leases made during such period and (iii) unless the United States Borrower otherwise elects in a notice delivered to the Administrative Agent (which election once made may not be revoked), Consolidated EBITDA of an Unrestricted Subsidiary; provided that for purposes of Section 6.08 Consolidated EBITDA for a Test Period will be adjusted on a pro forma basis to reflect any Acquisition or Disposition closed during such period as if such Acquisition or Disposition has been closed on the first day of such period.

    "Consolidated Interest Expense" means, for any period, an amount equal to (i) the total interest expense (including the portion that is attributable to any Capital Lease Obligation in accordance with GAAP) of the United States Borrower and its Subsidiaries on a consolidated basis with respect to all Indebtedness of the United States Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging Agreements) less (ii) any portion thereof not payable in cash.

    "Consolidated Net Income" means for any period, the net income (or loss) of the United States Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

    "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise "Controlling" and "Controlled" have meanings correlative thereto.

    "Credit Documents" means this Agreement, the Subsidiary Guaranty and the promissory notes, if any, issued pursuant to Section 2.09(e).

    "Credit Event" means the making of any Loan or the issuance of any Letter of Credit, it being agreed that a conversion of Loans and a continuation of Eurodollar Loans for a new Interest Period shall not be a Credit Event.

    "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

    "Credit Party" means United States Borrower and its Subsidiaries (including, without limitation, the Puerto Rico Borrower).

    "Default" means any event, act or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

    "Dennevar" means Dennevar B.V., a Dutch corporation wholly-owned indirectly by Venevision.

    "Description of Notes" means the "Description of Notes" set forth in the preliminary Offering Circular dated June 28, 2001 relating to the Senior Notes.

    "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

    "Disposition" means any sale, transfer or disposition by a Borrower or any of its Subsidiaries of a Subsidiary, a division, a facility or a line of business or of all or substantially all of the assets of any of the foregoing.

    "Documentation Agent" has the meaning provided in the first paragraph of this Agreement.

    "dollars" or "$" refers to lawful money of the United States of America.

    "Effective Date" has the meaning provided in Section 10.16.

    "Entravision" means Entravision Communications Corporation, a Delaware corporation.

    "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law (hereafter "Claims") including without limitation (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

    "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

    "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the United States Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

    "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the United States Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

    "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an accumulated "funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by a Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by a Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by a Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

    "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

    "Eurodollar Spread" has the meaning provided in the definition of "Applicable Rate."

    "Event of Default" has the meaning assigned to such term in Article VII.

    "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient or beneficial owner of any payment to be made by or on account of any obligation of either Borrower hereunder, (a) taxes imposed on (or measured by) its net income or net profits (including franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such recipient or beneficial owner is organized or in which its principal office or applicable lending office is located, and (b) in the case of a Foreign Lender or Non- Puerto Rico Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.18 or Section 10.04, any withholding tax that is imposed on amounts payable to such Foreign Lender or Non-Puerto Rico Lender at the time such Foreign Lender or Non-Puerto Rico Lender becomes a party to this Agreement or is attributable to such Foreign Lender's or Non-Puerto Rico Lender's failure or inability to comply with Section 2.16(e) or 2.16(f), except to the extent that such Foreign Lender's or Non-Puerto Rico Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 2.16(a).

    "Existing Indebtedness" has the meaning provided in Section 4.01(j).

    "Facing Fee" has the meaning provided in Section 2.11(f).

    "FCC" means the Federal Communications Commission or any successor thereto.

    "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

    "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the applicable Borrower.

    "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the applicable Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

    "Foreign Subsidiary" means any Subsidiary of a Borrower incorporated or created under the laws of a jurisdiction other than the United States of America or any State thereof.

    "Forms" means (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to the benefits of any income tax treaty) (or successor forms), or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Section 2.16(e) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form).

    "GAAP" means generally accepted accounting principles in the United States of America.

    "Galavision" means Galavision, Inc., a Delaware corporation.

    "Governmental Authority" means the government of the United States of America or any political subdivision thereof or therein, any other nation or any political subdivision thereof or therein, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

    "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

    "Guarantee Release Conditions" have been satisfied if each of the following conditions are satisfied:

  (i)
  the Administrative Agent shall have received evidence reasonably satisfactory to it that the United States Borrower's Index Debt shall have a Credit Rating of BBB or better by S&P and Baa2 or better by Moody's;

  (ii)
  all guarantees of Subsidiaries of the United States Borrower in respect of Qualified Indebtedness (including the Senior Notes) shall have been concurrently released; and

  (iii)
  a Guarantee Trigger Event shall have not occurred after the conditions set forth in clauses (i) and (ii) have been satisfied.

    "Guarantee Trigger Event" means that after the satisfaction of the conditions set forth in clauses (i) and (ii) of the definition of "Guarantee Release Conditions", the United States Borrower's Index Debt shall have a Credit Rating of below BBB- by S&P or below Baa3 by Moody's.

    "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

    "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

    "Immaterial Subsidiaries" shall mean Subsidiaries of either Borrower (other than License Subsidiaries) which have assets with a book value and fair market value of less than $25,000,000 (and the aggregate amount of assets of all such Subsidiaries does not exceed $100,000,000) and are not party to any material contracts.

    "in writing" means any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

    "Incremental Term Loan Commitment" means, with respect to each Lender, the amount, if any, set forth opposite such Lender's name on Schedule 2.01 directly below the column entitled "Incremental Term Loan Commitment" as the same may be reduced or terminated pursuant to this Agreement or adjusted from time to time as a result of assignments to or from such Lender pursuant to this Agreement.

    "Incremental Term Loan Commitment Agreement" has the meaning provided in Section 2.04(b).

    "Incremental Term Loan Lender" has the meaning provided in Section 2.04(b).

    "Incremental Term Loans" has the meaning provided in Section 2.01(d).

    "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (except for the USA Seller Notes), (c) all obligations of such Person upon which interest charges are customarily paid (except for the USA Seller Notes), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

    "Indemnified Taxes" means Taxes other than Excluded Taxes.

    "Indemnitee" has the meaning provided in Section 10.03(b).

    "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the United States Borrower.

    "Information" has the meaning provided in Section 10.12.

    "Initial Borrowing Date" shall mean the date on which the initial Loan is incurred by either Borrower.

    "Interest Coverage Ratio" means, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Interest Expense for such Test Period.

    "Interest Election Request" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07.

    "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

    "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, if available to all Lenders in the relevant Class, nine or twelve months) thereafter, as a Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period with respect to any Borrowing of a Class may be elected that would extend beyond the Maturity Date for such Class. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

    "Investment" means the direct or indirect lending of money or credit or making advances to any other Person, or purchasing or acquiring any stock, obligations or securities of, or any other interest in, or making any capital contribution to, any other Person.

    "Issuing Bank" means Chase or an Affiliate of Chase, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(h).

    "Junior Subordinated Notes" shall mean, collectively, (i) that certain Subordinated Ten Year Note due December 17, 2002, dated December 17, 1992, executed by Network Holdings and payable to the order of Univision Holdings, Inc., in the initial principal amount of $62,528,997, as replaced by those certain Subordinated Ten Year Notes due 2002 issued by Network Holding in an aggregate amount of $61,094,000 pursuant to an Indenture, dated as of December 17, 1992, executed by Network Holding to First Trust National Association, as Trustee, the obligations under which have been assumed by the United States Borrower and (ii) that certain Subordinated Ten Year Note due December 17, 2002, dated December 17, 1992, executed by PTI Holdings and payable to the order of Univision Holdings, Inc., in the initial principal amount of $8,871,003, as replaced by those certain Subordinated Ten Year Notes due 2002 issued by PTI Holdings in an aggregate amount of $10,306,000 pursuant to an Indenture, dated as of December 17, 1992, executed by PTI Holdings to First Trust National Association, as Trustee as such notes and/or such Indentures may be amended or otherwise modified from time to time in accordance with the terms hereof.

    "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

    "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the United States Borrower at such time. The LC

Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

    "Leaseback Transaction" has the meaning provided in Section 6.13.

    "Leaseback Transaction Amount" means, with respect to any Leaseback Transaction, the aggregate consideration received by the United States Borrower and the Subsidiaries from the sale of the property subject to such Leaseback Transaction.

    "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

    "Lenders" has the meaning provided in the first paragraph of this Agreement.

    "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

    "Letter of Credit Fee" has the meaning provided in Section 2.11(e).

    "Leverage Ratio" means at any time the ratio of (x) Consolidated Debt at such time to (y) Consolidated EBITDA for the Test Period then ended (if such date is the last day of a fiscal quarter) or last ended (if such date is not the last day of a fiscal quarter).

    "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

    "License Subsidiaries" means the Subsidiaries of either Borrower the only assets of which are Media Licenses.

    "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

    "Loans" means each United States Term Loan, Puerto Rico Term Loan, Revolving Loan and Incremental Term Loan.

    "Margin Stock" has the meaning provided in Regulation U.

    "Material Adverse Effect" means any act or circumstance or event that (a) causes a Default or Event of Default, (b) otherwise could reasonably be expected to have a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or results of operations of the United States Borrower and its Restricted Subsidiaries, together taken as a whole or (c) the ability of a Borrower to perform any of its obligations under this Agreement.

    "Material Agreements" means the Program License Agreements and Material Debt Agreements.

    "Material Debt Agreements" means the agreements and instruments entered into by the United States Borrower and its Subsidiaries in respect of Material Indebtedness.

    "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the United States Borrower and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of either Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that a Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

    "Material Media Licenses" means all FCC licenses necessary to operate broadcast television or radio stations.

    "Maturity Date" means (i) for United States Term Loans, Puerto Rico Term Loans and Revolving Loans, the fifth anniversary of the Initial Borrowing Date and (ii) for Incremental Term Loans of a Class, the date or dates specified in the Incremental Term Loan Commitment Agreement for such Class.

    "Media Licenses" means any franchise, license, permit, certificate, ordinance, approval or other authorization, or any renewal or extension thereof, from any federal, state or local government or governmental agency, department or body that is necessary for the broadcast or other operations of either Borrower or any of their Subsidiaries.

    "Media/Communications Business" means business generally considered to be in the media and communications industry, including the ownership and operation of television networks, radio and television stations, cable networks, cable programming, television programming and syndication, interactive television, direct broadcast satellite, pay-per-view television, sports team ownership, sports promotion, home shopping, print and on-line publishing and broadcasting, billboards and recorded music and music publishing.

    "Moody's" means Moody's Investors Service, Inc.

    "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

    "Network" means The Univision Network Limited Partnership, a Delaware limited partnership.

    "Network Holdings" means The Univision Network Holding Limited Partnership, a Delaware limited partnership.

    "Non-Puerto Rico Lender" has the meaning provided in the definition of "Excluded Tax".

    "Obligations" means all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, any other Agent or any Lender under this Agreement or any other Credit Document.

    "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

    "Participant" has the meaning provided in Section 10.04(e).

    "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

    "Perenchio" means A. Jerrold Perenchio.

    "Perenchio Group" has the meaning provided in the definition of "Change in Control."

    "Permitted Encumbrances" means

    (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

    (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 5.04;

    (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

    (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

    (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of either Borrower or any Subsidiary; and

    (f)  Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as (i) the execution or other enforcement thereof is effectively stayed and claims secured thereby are being contested in good faith by appropriate proceedings and (ii) the obligations secured by such Liens do not exceed $50,000,000 in the aggregate;

    provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

    "Permitted Transferees" means (i) Perenchio's spouse and lineal descendants, (ii) Perenchio's personal representatives and heirs, (iii) any trustee of any trust created primarily for the benefit of any, some or all of such spouse and lineal descendants or of any revocable trust created by Perenchio, (iv) such trust, (v) following the death of Perenchio, all beneficiaries under such trust, (vi) Perenchio, in the case of a transfer from any transferee back to Perenchio and (vii) any entity, all of the equity of which is directly or indirectly owned by any of the foregoing which is not an Affiliate of any other Person.

    "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

    "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

    "Prepayment" has the meaning set forth in Section 6.11.

    "Primary Station" means any full power television station now or hereafter owned, leased or operated by the United States Borrower or any of its Subsidiaries; provided such term shall not include any Station, any translator or other television station owned, leased or operated by Entravision so long as Entravision is not a Subsidiary.

    "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

    "Program License Agreements" means, collectively, (i) that certain Amended and Restated Program License Agreement dated as of October 1, 1996, between Univisa and Network, pursuant to which Univisa makes certain current and library programming available to Network, and the Guaranty dated as of October 1, 1996 by Televisa in favor of Network, guaranteeing the obligations of Univisa thereunder and (ii) that certain Amended and Restated Program License Agreement dated as of October 1, 1996, between Dennevar and Network, pursuant to which Dennevar makes certain current and library programming available to Network, and the Guaranty dated as of October 2, 1996 by Venevision in favor of Network, guaranteeing the obligations of Dennevar thereunder, as such Agreements and Guaranties may be amended or modified from time to time in accordance with the terms hereof.

    "PTI Holdings" means PTI Holdings, Inc., a Delaware corporation.

    "Puerto Rico Borrower" has the meaning provided in the first paragraph of this Agreement.

    "Puerto Rico Term Commitment" means, with respect to each Lender, the amount, if any, set forth opposite such Lender's name on Schedule 2.01 hereto directly below the column entitled "Puerto Rico Term Commitment" as the same may be reduced or terminated pursuant to this Agreement or adjusted from time to time as a result of assignments to or from such Lender pursuant to this Agreement.

    "Puerto Rico Term Loan" has the meaning provided in Section 2.01(c).

    "Puerto Rico Term Loan Commitment Commission" has the meaning provided in Section 2.11(b).

    "Qualified Indebtedness" means unsecured Indebtedness of the United States Borrower and the Subsidiary Guarantors which matures no earlier than six months after the Maturity Date and the terms and conditions of which are no less favorable in any material respect (except with respect to interest rate) to the United States Borrower than the terms and conditions set forth in the Description of Notes or are otherwise reasonably satisfactory to the Required Lenders. To the extent that a Lender has not notified the Administrative Agent within five Business Days after the receipt by the Lenders of notice of the proposed issuance and the terms and conditions thereof in reasonable detail that proposed terms and conditions of such Indebtedness are not satisfactory, such terms and conditions shall be deemed satisfactory and approved for purposes of this definition and this definition only.

    "Qualified Securities" means (i) Qualified Indebtedness and (ii) common or preferred stock issued by the United States Borrower.

    "Refinancing" means the repayment of all outstanding indebtedness of the United States Borrower and its Subsidiaries including, without limitation, indebtedness outstanding under (i) the Credit Agreement, dated as of September 26, 1996, among the United States Borrower, the financial institutions party thereto, BNP Paribas (formerly Banque Paribas) and The Chase Manhattan Bank, as Managing Agents, and The Chase Manhattan Bank, as Administrative Agent and (ii) the Bridge Loan Agreement, dated as of June 8, 2001, among the United States Borrower, the financial institutions from time to time party thereto and Goldman Sachs Credit Partners, L.P., as sole advisor, book manager and syndication agent, as sole lead arranger and as sole administrative agent and the amount of all accrued interest, premiums, fees, commissions and expenses owing in connection with the repayment of such Indebtedness and all Liens in connection with such Refinanced Indebtedness shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) to the satisfaction of the Administrative Agent and the Required Lenders.

    "Register" has the meaning set forth in Section 10.04(c).

    "Regulation D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

    "Regulation T" means Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof.

    "Regulation U" means Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

    "Regulation X" means Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof.

    "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

    "Required Lenders" shall mean Lenders the sum of whose outstanding United States Term Loans, United States Term Commitments (to the extent not theretofore terminated), Incremental Term Loans, Incremental Term Commitments (to the extent not theretofore terminated), Puerto Rico Term Loans, Puerto Rico Term Commitments (to the extent not theretofore terminated), and Revolving Commitments (or after the termination thereof, the sum of outstanding Revolving Loans and Applicable Percentages of outstanding Letters of Credit) represent an amount greater than 50% of the sum of all outstanding United States Term Loans made by Lenders, the then Total United States Term Commitments (to the extent not theretofore terminated) of Lenders, Incremental Term Loans made by Lenders, the then Total Incremental Term Loan Commitments (to the extent not theretofore terminated) of Lenders, Puerto Rico Term Loans made by Lenders, the then Total Puerto Rico Term Commitments (to the extent not theretofore terminated) and the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans held by Lenders and Applicable Percentages of outstanding Letters of Credit held by Lenders at such time).

    "Restricted Payment" means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the United States Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the United States Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the United States Borrower or any Subsidiary and (ii) Investments by the United States Borrower and its Subsidiaries in Affiliates of the United States Borrower (other than Subsidiaries of the United States Borrower) to the extent that such Investments exceed $10,000,000 in the aggregate.

    "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

    "Revolving Commitment" means, with respect to each Lender, the amount set forth opposite such Lender's name in Schedule 2.01 hereto directly below the column entitled "Revolving Commitment," as the same may be (x) reduced or terminated from time to time pursuant to this Agreement, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to this Agreement or (z) increased by any Additional Revolving Commitment of such Lender provided pursuant to Section 2.19.

    "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

    "Revolving Lender" means at any time each Lender with a Revolving Commitment or with outstanding Revolving Loans.

    "Revolving Loan" has the meaning provided in Section 2.01(a).

    "Revolving Loan Commitment Commission" has the meaning provided in Section 2.11(b).

    "SEC" has the meaning provided in Section 5.01(f).

    "Senior Notes" means the senior notes or other indebtedness to be issued by the United States Borrower and guaranteed by the Subsidiary Guarantors, which in each case shall be in form and substance and on terms and conditions as set forth in the Description of Notes.

    "Short-Term Indebtedness" means Indebtedness (including Incremental Term Loans) incurred by the United States Borrower and its Subsidiaries after the Initial Borrowing Date to the extent that such Indebtedness is required to be repaid prior to the Maturity Date or any such Indebtedness may be put to the United States Borrower or any of its Subsidiaries prior to the Maturity Date (other than as a result of a change of control or other similar event).

    "Significant Media Licenses" means all FCC licenses necessary to operate broadcast television or radio stations owned by the United States Borrower or its Subsidiaries (i) in New York, Los Angeles or Miami or (ii) for any city or region which constitute in the aggregate 10% or more of the broadcast cash flow of the United States Borrower and its Subsidiaries on a consolidated basis.

    "Significant Subsidiary" means at any time any Subsidiary of either Borrower that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the SEC).

    "Specified Acquisitions" means the following acquisitions in the amounts indicated:

    (1) Television stations from USA Broadcasting Inc. in an aggregate amount of approximately $1.1 billion (the "USA Stations Acquisition");

    (2) Television stations in Puerto Rico, San Antonio, Phoenix, Tucson, Austin, Waco, Washington, D.C., and San Francisco in an amount of approximately $400 million; and

    (3) 50% interest in Disa Records S.A. de C.V. in an amount of approximately $75 million.

    "Sports Team Subsidiary" means any Subsidiary of the United States Borrower which owns a sports team.

    "S&P" means Standard & Poor's.

    "Station" means any full power television station, any low power television station, any translator and any other television system now or hereafter owned, leased or operated by the United States Borrower or any of its Subsidiaries.

    "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

    "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

    "Subsidiary" means any subsidiary of the United States Borrower (including the Puerto Rico Borrower).

    "Subsidiary Guarantor" means, at any time, each of the United States Borrower's present and future domestic Subsidiaries; provided that (x) the USA Acquisition Subsidiaries shall not be required to be Subsidiary Guarantors for so long as such subsidiaries constitute Unrestricted Subsidiaries and (y) Immaterial Subsidiaries shall not be required to be Subsidiary Guarantors.

    "Subsidiary Guaranty" has the meaning provided in Section 4.01(k).

    "Tax Benefit" has the meaning provided in Section 2.16(g).

    "Taxes" means any and all present or future taxes, levies, imposts, duties, fees, assessments, deductions, charges or withholdings imposed by any Governmental Authority.

    "Televisa" means Grupo Televisa S.A. de C.V.

    "Test Period" means, at any time, the four consecutive fiscal quarters of the United States Borrower (taken as one accounting period) then ending (if such time is the last day of a fiscal quarter) or last ended (if such day is not the last day of a fiscal quarter).

    "Total Incremental Term Commitment" means the sum of the Incremental Term Commitments of each of the Lenders.

    "Total Puerto Rico Term Commitment" means the sum of the Puerto Rico Term Commitments of each of the Lenders.

    "Total Revolving Commitment" means the sum of the Revolving Commitments of each of the Lenders.

    "Total Revolving Credit Exposure" means the sum of the Revolving Credit Exposures of each of the Lenders.

    "Total United States Term Commitments" means the sum of the United States Term Commitments of each of the Lenders.

    "Transactions" means the execution, delivery and performance by each Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

    "Transponder Leases" means, collectively, the long-term capital leases for satellite transponders.

    "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

    "United States Borrower" has the meaning provided in the first paragraph of this Agreement.

    "United States Borrower Guaranty" means the guaranty of the United States Borrower contained in Article IX hereof.

    "United States Loans" means each United States Term Loan, Revolving Loan and Incremental Term Loan.

    "United States Term Commitment" means, with respect to each Lender, the amount, if any, set forth opposite such Lender's name on Schedule 2.01 hereto directly below the column entitled "United States Term Commitment" as the same may be (x) reduced or terminated pursuant to this Agreement, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to this Agreement or (z) increased by any Additional United States Term Commitment of such Lender provided pursuant to Section 2.19.

    "United States Term Loan" has the meaning provided in Section 2.01(b).

    "United States Term Loan Commitment Commission" has the meaning provided in Section 2.11(a).

    "Univisa" means Univisa, Inc., a Delaware corporation.

    "Unrestricted Subsidiary" shall mean (i) Univision Online Inc. and its subsidiaries and (ii) the USA Acquisition Subsidiaries; provided, that upon the repayment of a USA Seller Note the USA Acquisition Subsidiary obligated thereunder and the subsidiaries of such USA Acquisition Subsidiary will no longer be Unrestricted Subsidiaries from and after the date on which such USA Acquisition Subsidiary and its subsidiaries become Subsidiary Guarantors in accordance with Section 5.10.

    "Unutilized Puerto Rico Term Commitment" for any Lender at any time means the excess of (i) the Puerto Rico Term Commitments of such Lender over (ii) the aggregate outstanding principal amount of Puerto Rico Term Loans made by such Lender.

    "Unutilized Revolving Commitment" for any Lender at any time shall mean the excess of (i) the Revolving Commitment of such Lender over (ii) the sum of (x) aggregate outstanding principal amount of Revolving Loans made by such Lender plus (y) such Lender's Applicable Percentage of outstanding Letters of Credit.

    "Unutilized United States Term Commitment" for any Lender at any time means the excess of (i) the United States Term Commitment of such Lender over (ii) the aggregate outstanding principal amount of United States Term Loans made by such Lender.

    "USA Acquired Subsidiaries" means the Subsidiaries of USA Broadcasting identified on Schedule 1.1(a) of the USA Stations Acquisition Agreement to be acquired by the United States Borrower pursuant to the USA Acquisition Agreement.

    "USA Acquisition Subsidiaries" means the single purpose direct Subsidiaries of the United States Borrower formed for the sole purpose of acquiring stock of USA Acquired Subsidiaries pursuant to the USA Stations Acquisition, and issuing USA Seller Notes. The only subsidiaries of a USA Acquisition Subsidiary shall be the USA Acquired Subsidiaries.

    "USA Broadcasting" means USA Broadcasting, Inc., a Delaware corporation.

    "USA Seller Notes" means the promissory notes that may be issued by the USA Acquisition Subsidiaries upon the exercise of the Alternative Transfer structure pursuant to Section 1.3 of the USA Acquisition Agreement; provided, that (x) neither the United States Borrower nor any Subsidiary of the United States Borrower other than a USA Acquisition Subsidiary shall be an obligor under such promissory note, (y) upon the payment of the principal amount of such promissory note, the USA Acquisition Subsidiaries and the USA Acquired Subsidiaries owned by such USA Acquisition Subsidiary shall be released from all obligations under such promissory note and (z) the terms and conditions of such promissory note shall be as set forth in Exhibit E to the USA Acquisition Agreement.

    "USA Stations Acquisition" has the meaning provided in the definition "Specified Acquisition".

    "USA Stations Acquisition Agreement" means the Stock Purchase Agreement, dated as of January 17, 2001, between the United States Borrower and USA Broadcasting, as amended by the First Amendment to Stock Purchase Agreement dated as of May 9, 2001 and the Second Amendment to Stock Purchase Agreement dated as of June 7, 2001, as it may be further amended, modified or supplemented from time to time in accordance with the terms hereof.

    "USA Stations Acquisition Pledge Agreement" means the Pledge Agreement in the form attached to the USA Stations Acquisition Agreement.

    "Venevision" means Corporacion Venezolana de Television (Venevision) C.A., a Venezuelan corporation.

    "Voting Power" means, with respect to any Person, the aggregate number of votes of all classes of capital stock or other equity interests of such Person which ordinarily has voting power for the election of directors of such Person.

    "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

    1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

    1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

    1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the United States Borrower notifies the Administrative Agent that the United States Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the United States Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II
THE CREDITS

2.01
Commitments. (a) Subject to and upon the terms and conditions herein set forth, each Lender with a Revolving Commitment severally agrees to make a loan or loans (each a "Revolving Loan" and collectively, the "Revolving Loans") to the United States Borrower from time to time during the Availability Period for Revolving Loans in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the United States Borrower may borrow, prepay and reborrow Revolving Loans.

    (b) Subject to and upon the terms and conditions herein set forth, each Lender with a United States Term Commitment severally agrees to make a loan or loans (each a "United States Term Loan" and collectively, the "United States Term Loans") to the United States Borrower from time to time during the Availability Period for United States Term Loans in an aggregate principal amount that will not result in such Lender's outstanding United States Term Loans exceeding the United States Term Commitment of such Lender. Once repaid, United States Term Loans may not be reborrowed.

    (c) Subject to and upon the terms and conditions herein set forth, each Lender with a Puerto Rico Term Commitment severally agrees to make a loan or loans (each a "Puerto Rico Term Loan" and collectively, the "Puerto Rico Term Loans") to the Puerto Rico Borrower from time to time during the Availability Period for Puerto Rico Term Loans in an aggregate principal amount that will not result in such Lender's outstanding Puerto Rico Term Loans to exceeding the Puerto Rico Term Commitment of such Lender. Once repaid, Puerto Rico Term Loans may not be reborrowed.

    (d) Subject to and upon the terms and conditions herein set forth and in the Incremental Term Loan Commitment Agreement for a Class, each Lender with an Incremental Term Loan Commitment of such Class severally agrees to make a loan or loans (each an "Incremental Term Loan" and collectively, the "Incremental Term Loans") to the United States Borrower from time to time pursuant to such Incremental Term Loan Commitment Agreement in an aggregate principal amount that will not result in such Lender's outstanding Incremental Term Loans of such Class exceeding the Incremental Term Loan Commitment of such Class of such Lender. Once repaid, Incremental Term Loans may not be reborrowed.

    2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing of a Class consisting of Loans made by the Lenders ratably in accordance with their respective Commitments under such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

    (b) Subject to Section 2.14, (i) each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as a Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of a Borrower to repay such Loan in accordance with the terms of this Agreement.

    (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments under the relevant Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurodollar Revolving Borrowings outstanding.

    (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

    2.03 Requests for Borrowings. To request a Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

       (i) the aggregate amount of the requested Borrowing;

      (ii) the date of such Borrowing, which shall be a Business Day;

      (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

      (iv) whether such Borrowing is to be a Revolving Borrowing or a Term Borrowing;

      (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

      (vi) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

    If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then a Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

    2.04 Incremental Term Loans. (a) So long as no Default or Event of Default then exists or would result therefrom the United States Borrower shall have the right at any time and from time to time after the Initial Borrowing Date and prior to the third anniversary of the Initial Borrowing Date to request that one or more existing Lenders and/or other Persons (which will become Lenders as provided below), provide Incremental Term Loan Commitments under any Class as designated in the respective Incremental Term Loan Commitment Agreement and, subject to the terms and conditions contained in this Agreement and the respective Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto, it being understood and agreed, however, that:

       (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by the United States Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan Commitment

  Agreement as provided in clause (b) of this Section 2.04, such Lender shall not be obligated to fund any Incremental Term Loans;

      (ii) any Lender (or any other Person which will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of any other Lender;

      (iii) each provision of Incremental Term Loan Commitments pursuant to this Section 2.04 on a given date shall be in a minimum aggregate amount (for all Lenders (including any other Persons who will become Lenders)) of at least $50,000,000;

      (iv) the aggregate amount of all Incremental Term Loan Commitments permitted to be provided pursuant to this Section 2.04 shall not exceed $800,000,000;

      (v) each Incremental Term Loan Commitment Agreement shall specifically set forth the Class (including any new Class thereunder) of the Incremental Term Loan Commitments being provided thereunder;

      (vi) each Lender agreeing to provide an Incremental Term Loan Commitment shall make Incremental Term Loans under the Class specified in the relevant Incremental Term Loan Commitment Agreement pursuant to Section 2.01(d) and such Loans shall thereafter be deemed to be Incremental Term Loans under the relevant Class for all purposes of this Agreement;

     (vii) (i) no Incremental Term Loan may mature prior to the Maturity Date and (ii) in no event shall the weighted average life to maturity of the Incremental Term Loans be shorter than the then weighted average life to maturity of the United States Term Loans, providedthat, Incremental Term Loans shall not be subject to the restrictions set forth in clauses (i) and (ii) to the extent that the aggregate principal amount of Short-Term Indebtedness outstanding at any time does not exceed $300,000,000; and

     (viii) all actions taken by the United States Borrower pursuant to this Section 2.04 shall be taken in coordination with the Administrative Agent.

    (b) At the time of any provision of Incremental Term Loan Commitments pursuant to this Section 2.04, (i) the United States Borrower, the Administrative Agent and each such Lender or other Person (each an "Incremental Term Loan Lender") which agrees to provide an Incremental Term Loan Commitment shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit D (appropriately completed) (each in an "Incremental Term Loan Commitment Agreement"), with the effectiveness of such Incremental Term Loan Lender's Incremental Term Loan Commitment to occur on the date set forth in such Incremental Term Loan Commitment Agreement and the payment of any fees required in connection therewith; and (ii) the United States Borrower shall deliver to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the United States Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to Article IV as may be reasonably requested by the Administrative Agent, and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and (i) at such time Schedule 2.01 shall be deemed modified to reflect the Incremental Term Loan Commitments of such Incremental Term Loan Lenders under the relevant Class or Classes and (ii) to the extent requested by such Incremental Term Loan Lenders, the appropriate promissory notes will be issued, at the United States Borrower's expense, to such Incremental Term Loan Lenders.

    2.05 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the United States Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period for Letters of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the United States Borrower to, or entered into by the United States Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

    (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the United States Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the United States Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the United States Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $75,000,000 and (ii) the Revolving Credit Exposures shall not exceed the Total Revolving Commitments.

    (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

    (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the United States Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the United States Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

    (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the United States Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the United States Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the United States Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the United States

Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the United States Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the United States Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the United States Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the United States Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the United States Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the United States Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the United States Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the United States Borrower of its obligation to reimburse such LC Disbursement.

    (f)  Obligations Absolute. The United States Borrower's obligation to reimburse LC Disbursements as provided in paragraph (d) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

       (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

      (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

      (iii) the existence of any claim, setoff, defense or other right that the United States Borrower, any other party guaranteeing, or otherwise obligated with, the United States Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

      (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

      (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

      (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the United States Borrower's obligations hereunder.

    Neither the Administrative Agent, the Documentation Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the United States Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the United States Borrower to the extent permitted by applicable law) suffered by the United States Borrower that are caused by the Issuing Bank's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. Without limiting the generality of the foregoing, it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

    (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the United States Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the United States Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

    (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the United States Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the United States Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the United States Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (d) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (d) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

    (i)  Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the United States Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the United States Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(d). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

    (j)  Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the United States Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the United States Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the United States Borrower described in Sections 7.08 or 7.09. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the United States Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the United States Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the United States Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the United States Borrower under this Agreement. If the United States Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the United States Borrower within three Business Days after all Events of Default have been cured or waived.

    2.06 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to a Borrower by promptly crediting the amounts so received, in like funds, to an account of a Borrower maintained with the Administrative Agent in New York City and designated by a Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

    (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of a Borrower, the interest rate applicable to ABR

Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

    2.07 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, a Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

    (b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

    (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

       (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

      (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

      (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

      (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

    If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then a Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing.

    (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

    (e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

    2.08 Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

    (b) A Borrower may at any time terminate, or from time to time reduce, the Commitments in respect of a Class, provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) a Borrower shall not terminate or reduce the Commitments in respect of a Class if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Credit Exposure under such Class would exceed the total Commitments under such Class.

    (c) A Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by a Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by a Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

    2.09 Repayment of Loans; Evidence of Debt; Reduction of Term Commitment. (a) The Borrowers hereby jointly and severally unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date for such Loans.

    (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

    (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

    (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facieevidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

    (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, a Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

    2.10 Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

    (b) A Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment in respect of Loans under any Class made pursuant to a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

    (c) Notwithstanding the foregoing, prepayments of Incremental Term Loans of a Class shall be subject to the limitations, if any, set forth in the Incremental Term Loan Commitment Agreement for such Class.

    2.11 Fees. (a) The United States Borrower shall pay to the Administrative Agent, for distribution to each Lender with a United States Term Commitment, a commitment commission (the "United States Term Loan Commitment Commission") for the period from the Effective Date to but not including the last day of the Availability Period for United States Term Loans (or such earlier date on which the Total United States Term Commitment shall have been terminated), computed for each day at the Applicable Rate for such date for the Unutilized United States Term Commitment of such Lender on such day. Accrued United States Term Loan Commitment Commissions shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December or such earlier day upon which the Total United States Term Commitment is terminated.

    (b) The Puerto Rico Borrower shall pay to the Administrative Agent, for distribution to each Lender with a Puerto Rico Term Commitment, a commitment commission (the "Puerto Rico Term Loan Commitment Commission") for the period from the Effective Date to but not including the last day of the Availability Period for Puerto Rico Term Loans (or such earlier date on which the Total Puerto Rico Term Commitment shall have been terminated), computed for each day at the Applicable Rate for such date for the Unutilized Puerto Rico Term Commitment of such Lender on such day. Accrued Puerto Rico Term Loan Commitment Commissions shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December or such earlier day upon which the Total Puerto Rico Term Commitment is terminated.

    (c) The United States Borrower agrees to pay to the Administrative Agent for distribution to each Lender a commitment commission (the "Revolving Loan Commitment Commission") for the period from the Effective Date to but not including the Maturity Date (or such earlier date on which the Total Revolving Commitment shall have been terminated), computed for each day at the Applicable Rate for such date for the Unutilized Revolving Commitment of such Lender on such day. Accrued Revolving Loan Commitment Commissions shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Maturity Date or such earlier date on which the Total Revolving Commitment is terminated.

    (d) The United States Borrower agrees to pay to the Administrative Agent for distribution to each Lender with an Incremental Term Loan Commitment of a Class such commitment commissions and other amounts, if any, as are specified in the Incremental Term Loan Commitment Agreement for such Class, with such commitment commissions and other amounts, if any, to be payable at the times set forth in such Incremental Term Loan Commitment Agreement.

    (e) The United States Borrower agrees to pay to the Administrative Agent, for the account of each Lender, pro rata on the basis of their respective Percentages, a fee in respect of each Letter of

Credit (the "Letter of Credit Fee") computed for each day at a per annum rate equal to the Applicable Rate for Revolving Loans that are Eurodollar Loans on such day multiplied by the maximum available amount to be drawn under all Letters of Credit outstanding on such day. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears as of the last Business Day of each March, June, September and December of each year and on the date upon which the Total Revolving Commitment is terminated.

    (f)  The United States Borrower agrees to pay to the Issuing Bank a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed for each day at the rate of 0.125% per annum on the maximum available amount to be drawn under all Letters of Credit outstanding on such day provided that there will be a minimum Facing Fee per year for each Letter of Credit of $500 (which is not an additional fee). Accrued Facing Fees shall be due and payable quarterly in arrears as of the last Business Day of each March, June, September and December of each year and on the date upon which the Total Revolving Commitment is terminated.

    (g) The United States Borrower agrees to pay directly to the Issuing Bank upon each issuance of, payment under, and/or amendment of, a Letter of Credit such amount as shall at the time of such issuance, payment or amendment be the administrative charge which the Issuing Bank is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

    (h) The Borrowers shall pay to the Agents on the Initial Borrowing Date, for their own accounts and/or for distribution to the Lenders, such fees as heretofore agreed among them in writing.

    2.12 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

    (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

    (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

    (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

    (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

    2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

    (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

    (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

    2.14 Increased Costs. (a) If any Change in Law shall:

    (i)  impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

    (ii)  impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers (or in the case of Section 2.14(a)(ii), the United States Borrower) will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

    (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company or controlling corporation, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company or controlling corporation could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company or controlling corporation with respect to capital adequacy and such Lender or Issuing Bank determines that such reduction in rate of return is material), then from time to time the Borrowers (or in the case of Section 2.14(a)(ii), the United States Borrower) will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company or controlling corporation for any such reduction suffered.

    (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers (or in the case of Section 2.14(a)(ii), the United States Borrower) and shall be conclusive absent manifest error. The Borrowers (or in the case of Section 2.14(a)(ii), the United States Borrower) shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

    (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrowers (or in the case of Section 2.14(a)(ii), the United States Borrower) shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers (or in the case of Section 2.14(a)(ii), the United States Borrower) of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

    2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate (in the case of a Eurodollar Loan) for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

    2.16 Taxes. (a) Any and all payments by or an account of any obligation of a Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

    (b) In addition, the applicable Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

    (c) If any amounts are payable in respect of Taxes pursuant to Section 2.16(a) or 2.16(b), then the applicable Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any taxes imposed on or measured by the net income of such Administrative Agent, Lender or Issuing Bank, as the case may be, or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which it is organized or in which its principal office or applicable lending office is located paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, in respect of amounts so paid to or on behalf of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, pursuant to Section 2.16(a) or 2.16(b) or this Section 2.16(c) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

    (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, the applicable Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

    (e) Except in the case of Puerto Rico Term Loans, any Foreign Lender shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, and, when prescribed by applicable law and reasonably requested by the applicable Borrower, update or renew, such properly completed and executed Forms prescribed by applicable law as will permit payments under this Agreement to be made without withholding or at a reduced rate of withholding.

    (f)  In the case of Puerto Rico Term Loans, each Lender that is not a resident of Puerto Rico for Puerto Rican tax purposes shall file any certificate or document reasonably requested by the Puerto Rico Borrower, and, when prescribed by applicable law and reasonably requested by the Puerto Rico Borrower, update or renew, pursuant to any applicable law or regulation if such filing would eliminate or reduce the amount of withholding taxes imposed by Puerto Rico if, in either case, such filing would not, in the sole discretion of such Lender, result in a legal, economic or regulatory disadvantage to such Lender.

    (g) If a Borrower pays any additional amount under this Section 2.16 to a Lender, Administrative Agent, or Issuing Bank and such Lender, Administrative Agent, or Issuing Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender, Administrative Agent, or Issuing Bank shall pay to such Borrower an amount that the Lender, Administrative Agent, or Issuing Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender, Administrative Agent, or Issuing Bank in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender, Administrative Agent, or Issuing Bank may determine, in its sole discretion consistent with the policies of such Lender, Administrative Agent, or Issuing Bank, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender, Administrative Agent, or Issuing Bank as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender, Administrative Agent, or Issuing Bank that otherwise would not have expired) of any Tax Benefit with respect to which such Lender, Administrative Agent, or Issuing Bank has made a payment to such Borrower pursuant to this Section 2.16(g) shall be treated as a Tax for which such Borrower is obligated to indemnify such Lender, Administrative Agent, or Issuing Bank pursuant to this Section 2.16 without any exclusions or defenses; (iii) nothing in this Section 2.16(g) shall require the Lender, Administrative Agent, or Issuing Bank to disclose any confidential information to such Borrower (including its tax returns); and (iv) no Lender, Administrative Agent, or Issuing Bank shall be required to pay any amounts pursuant to this Section 2.16(g) at any time which a Default or Event of Default exists.

    2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

    (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees on the United States Term Loans and Puerto Rico Term Loans and then the Revolving Loans then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second to pay the principal of the United States Term Loans, Puerto Rico Term Loans and Incremental Term Loans (if any) and then the Revolving Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties and (iii) third, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

    (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its

Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower in the amount of such participation.

    (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

    (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

    2.18 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

    (b) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then each Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); providedthat (i) if such assignee is not a Lender, the applicable Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.

    2.19 Additional Commitments. (a) So long as no Default or Event of Default then exists or would result therefrom, the United States Borrower shall have the right at any time and from time to time after the Initial Borrowing Date and prior to the 60th day after the Initial Borrowing Date upon at least 10 Business Days prior written notice to the Administrative Agent (which shall promptly notify each of the Lenders), to request on up to two occasions in the aggregate that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Additional United States Term Commitments and Additional Revolving Commitments, subject to the applicable terms and conditions contained in this Agreement, and make United States Term Loans and Revolving Loans pursuant thereto; it being understood and agreed, however, that:

    (i)  no Lender shall be obligated to provide an Additional Term Commitment as a result of any such request by the United States Borrower,

    (ii) until such time, if any, as such Lender has agreed in its sole discretion to provide Additional Commitments and executed and delivered to the Administrative Agent an Additional Commitment Agreement in respect thereof as provided in Section 2.19(b) and such Additional Commitments shall have become effective, such Lender shall not be obligated to fund any United States Term Loans in excess of its United States Term Commitment or Revolving Loans in excess of its Revolving Commitment, in each case, as in effect prior to giving effect to such Additional Commitments provided pursuant to this Section 2.19,

    (iii) any Lender (or any other Person which will become a Lender) may so provide Additional Commitments without the consent of any other Lender but with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld),

    (iv) the aggregate amount of all Additional Commitments permitted to be provided pursuant to this Section 2.19 shall not exceed an amount equal to $1,300,000,000 less the sum of the Total Revolving Commitment and Total United States Term Commitment on the Effective Date,

    (v) the fees payable to any Lender (including any Person who will become a Lender) providing an Additional United States Term Commitment shall be as set forth in the relevant Additional Commitment Agreement,

    (vi) each increase in the Commitments pursuant to this Section 2.19 shall be applied pro rata to the Additional United States Term Commitments and Additional Revolving Commitments (based on the Total United States Term Commitment and Total Revolving Commitment); and

    (vii) all actions taken by the United States Borrower pursuant to this Section 2.19(a) shall be done in coordination with the Administrative Agent.

    (b) At the time of any provision of Additional Commitments pursuant to this Section 2.19, (i) the United States Borrower, the Administrative Agent and each Lender or other Person which agrees to provide Additional Commitments (each, an "Additional Lender") shall execute and deliver to the Administrative Agent an Additional Commitment Agreement (with the effectiveness of such Additional Lender's Additional Commitments to occur upon delivery of such Additional Commitment Agreement, to the Administrative Agent, the payment of any fees required in connection therewith and the satisfaction of the other conditions in this Section 2.19(b) to the reasonable satisfaction of the Administrative Agent), (ii) on the first date after such effectiveness on which United States Term Loans are to be incurred hereunder the United States Borrower shall, in coordination with the Administrative Agent, incur additional United States Term Loans from the Lenders in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of United States Term Loans pro rata on the basis of their respective United States Term Commitments (after giving effect to any increase in the Total United States Term Commitments pursuant to this Section 2.19) and (iii) on the first date after such effectiveness on which Revolving Loans are to be incurred hereunder the United States Borrower shall, in coordination with the Administrative Agent, repay Revolving Loans of certain of the Revolving Lenders and incur additional Revolving Loans from the Revolving Lenders in each case to the extent necessary so that all of the Revolving Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Commitments (after giving effect to any increase in the Total Commitments pursuant to this Section 2.19) and with the United States Borrower being obligated to pay to the respective Lenders the costs of the type referred to in Section 2.15 in connection with any such repayment and/or Borrowing. The Administrative Agent shall promptly notify each Lender as to the occurrence of each Additional Commitment Date, and (x) on each such date, the Total United States Term Commitment and Total Revolving Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Term Commitments, and (y) on each such date Schedule 2.01 shall be deemed modified to reflect the revised Revolving Commitments and United States Term Commitments of the affected Lenders.

    (c) In connection with each incurrence of United States Term Loans pursuant to Section 2.01(b), the Lenders and the United States Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the United States Borrower and the Administrative Agent may take all such actions as may be necessary to ensure that all Lenders with outstanding United States Term Loans continue to participate in each Borrowing of outstanding United States Term Loans (after giving effect to the incurrence of United States Term Loans pursuant to Section 2.01(b)) on a pro ratabasis, including by adding the United States Term Loans to be so incurred to the then outstanding Borrowings of United States Term Loans on a pro ratabasis even though as a result thereof such new United States Term Loan (to the extent required to be maintained as Eurodollar Loans), may effectively have a shorter Interest Period than the then outstanding Borrowings of United States Term Loans and it is hereby agreed that (x) to the extent any then outstanding Borrowings of United States Term Loans that are maintained as Eurodollar Loans are affected as a result thereof, any costs of the type described in Section 2.15 incurred by such Lenders in connection therewith shall be for the account of the United States Borrower or (y) to the extent the United States Term Loans to be so incurred are added to the then outstanding Borrowings of United States Term Loans which are maintained as Eurodollar Loans, the Lenders that have made such additional United States Term Loans shall be entitled to receive an effective interest rate on such additional United States Term Loans as is equal to the Adjusted LIBO Rate as in effect two Business Days prior to the incurrence of such additional United States Term Loans, plus the then Applicable Rate for such Loans until the end of the respective Interest Period or Interest Periods with respect thereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

    In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit, the United States Borrower makes the following representations, warranties and agreements as to itself and each of its Subsidiaries, as of the Initial Borrowing Date (both before and after giving effect to the Loans occurring on such date, the Transaction and the other transactions contemplated by the Credit Documents, and all references to the United States Borrower and its Subsidiaries herein and elsewhere in this Agreement, shall, unless otherwise specifically indicated, be references to the United States Borrower and its Subsidiaries after giving effect to the Transaction) and as of the date of each subsequent Loan, all of which representations, warranties and agreements shall survive the execution and delivery of this Agreement, and any subsequent Loan and the issuance of Letters of Credit, with the incurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Article III are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event, provided that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct on the date of each Loan but only as of such specified date:

    3.01 Organization; Powers. Each of the United States Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

    3.02 Authorization; Enforceability. The Transactions are within the United States Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the United States Borrower and constitutes a legal, valid and binding obligation of the United States Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    3.03 Governmental Approvals; No Conflicts. Except for those filings contemplated by Section 5.13, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the United States Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the United States Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the United States Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the United States Borrower or any of its Subsidiaries.

    3.04 Financial Condition; No Material Adverse Change. (a) The United States Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2000, reported on by Arthur Andersen, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2001, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the United States Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

    (b) Since December 31, 2000, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the United States Borrower and its Subsidiaries, taken as a whole.

    (c) The projections in the June 2001 Information Memorandum dated June, 2001, a copy of which has been furnished to each Lender prior to the Effective Date, have been prepared by the United States Borrower in light of the past operations of its businesses, but including future payments of known contingent liabilities, if any, and reflect projections for the four years ending December 31, 2005. Such projections are based upon estimates and assumptions stated therein, all of which the United States Borrower believes to be reasonable and fair in light of current conditions and current facts known to the United States Borrower as of the Initial Borrowing Date and, as of the Initial Borrowing Date, reflect the United States Borrower's good faith and reasonable estimates of the future financial performance of the United States Borrower and of the other information projected therein for the period set forth therein, it being recognized by the Lenders that actual results may differ materially from such projections and no representation is made that the projected results will in fact be obtained.

    3.05 Properties. (a) Each of the United States Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

    (b) Each of the United States Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the United States Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

    3.06 Litigation and Environmental Matters. (a) There are no actions, suits, proceedings or investigation by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the United States Borrower, threatened against or affecting the United States Borrower or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters).

    (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the United States Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any Environmental Claims with respect to any Environmental Liability or (iv) knows of any fact, circumstance, condition or occurrence that could reasonably be expected to give rise to form the basis for any Environmental Claim or Environmental Liability.

    3.07 Compliance with Laws and Agreements. Each of the United States Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

    3.08 Investment and Holding Company Status. Neither the United States Borrower nor any of its Subsidiaries is (a) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

    3.09 Taxes. Each of the United States Borrower and its Subsidiaries has timely filed or caused to be filed with the appropriate taxing authority all Tax returns, statements, forms and reports required to have been filed by or with respect to the income, properties or operations of the United States Borrower and/or any of its Subsidiaries and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the United States Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the United States Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the United States Borrower or any of its Subsidiaries. Neither the United States Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the United States Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the United States

Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. None of the United States Borrower or any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transactions or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the United States Borrower or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

    3.10 ERISA. Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by not more than $5,000,000, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by not more than $5,000,000.

    3.11 Use of Proceeds; Margin Regulations. (a) The proceeds of all United States Term Loans and Revolving Loans (together with the proceeds of the Qualified Securities) shall be utilized by the United States Borrower (i) to finance the Refinancing, (ii) to fund the Specified Acquisitions (other than any acquisitions in Puerto Rico) (to the extent not previously funded under any existing financing), including the funding of payments under the USA Seller Note and other acquisitions and investments not prohibited by this Agreement, (iii) to repay the Junior Subordinated Notes, (iv) for general corporate and working capital purposes of the Credit Parties (including related costs and expenses) and (v) to pay fees and expenses relating to the Transaction, provided that the proceeds of the United States Loans will not be utilized to fund an offer to purchase the equity interests in any Person the equity interests in which are publicly traded which has not been approved by the board of directors of such Person.

    (b) The proceeds of all Puerto Rico Term Loans shall be utilized by the Puerto Rico Borrower (i) to fund the acquisition of television stations in Puerto Rico (to the extent not previously funded under any existing financing), and other acquisitions and investments in Puerto Rico not prohibited by this Agreement, (ii) for general corporate and working capital purposes of the Puerto Rico Borrower (including related costs and expenses) and (iii) to pay fees and expenses in Puerto Rico relating to the Transactions (if any); provided that the proceeds of the Puerto Rico Term Loans will not be utilized to fund an offer to purchase the equity interests in any Person the equity interests in which are publicly traded which has not been approved by the board of directors of such Person.

    (c) The value of Margin Stock subject to the restrictive covenants set forth in Section 6.02 and 6.03 does not exceed 25% of the value of all assets subject to such limitations.

    (d) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

    3.12 Subsidiaries. On the Initial Borrowing Date and after giving effect to the consummation of the Transaction, the United States Borrower has no Subsidiaries other than those listed on Schedule 3.12 hereto. Schedule 3.12 correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct and indirect) of the United States Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

    3.13 Intellectual Property. The Credit Parties have obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from materially burdensome restrictions, that are necessary for the operation of their businesses taken as a whole as presently conducted and as proposed to be conducted.

    3.14 Material Agreements. Each of the Material Agreements to which the United States Borrower or any other Credit Party is a party is a legal, valid and binding obligation of the parties thereto enforceable against such parties in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and neither Borrower nor any other Credit Party is in breach or violation of or in default under any Material Agreement in any material respect which would individually or in the aggregate have a Material Adverse Effect.

    3.15 FCC Matters; Media Licenses. The United States Borrower and its Subsidiaries are in all material respects in compliance with the Communications Act, including the rules, regulations and published policies of the FCC relating to the transmission of television signals, all except to the extent that non-compliance with the preceding requirements would not, in the aggregate, be reasonably expected to have a Material Adverse Effect. Each Station owned by the United States Borrower or any of its Subsidiaries on the Initial Borrowing Date is set forth on Schedule 3.15. All Material Media Licenses owned by the United States Borrower or its Subsidiaries are held in License Subsidiaries.

    3.16 Permits, Etc. Except as set forth on Schedule 3.16, each Credit Party has all permits, licenses, authorizations and approvals required for it lawfully to acquire, own, lease, control, manage or operate each Primary Station currently owned, leased, controlled, managed or operated by such Credit Party (including all Media Licenses) except for such permits, licenses, authorizations or approvals required for the lawful ownership, lease, control, management or operation of a Primary Station, the failure to obtain or maintain which will not have a Material Adverse Effect. Each such Primary Station is in compliance in all material respects with all such permits, licenses, authorizations and approvals. Each Credit Party has duly and timely filed all reports and documents required by the Communications Act with respect to the ownership, lease, management or operation of each Primary Station owned by such Credit Party, except for such reports or documents the failure to file which will not have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or approval required for the lawful ownership, lease, control, management or operation of a Primary Station, and, there is no claim that any thereof is not in full force and effect, except for such of the immediately preceding matters which are not likely or reasonably likely to cause a Material Adverse Effect. Except as set forth on Schedule 3.16, there are (i) no judgments, decrees or orders issued or to the United States Borrower's knowledge threatened by the FCC with respect to the United States Borrower, any Subsidiary or any of the Primary Stations, (ii) no complaints, petitions, filings or other proceedings pending or to the United States Borrower's knowledge threatened before the FCC (other than rule making of general applicability to the broadcast industry) with respect to the United States Borrower, any Subsidiary or any of the Primary Stations and (iii) no events that have occurred that could result in the imposition of any financial penalty by the FCC upon the United States Borrower, any Subsidiary or any of the Primary Stations, except for such judgments, decrees, orders, complaints, petitions, filings, other proceedings or events, which individually or in the aggregate are not reasonably likely to cause a Material Adverse Effect.

    3.17 Nature of Business. Neither the United States Borrower nor any of its Restricted Subsidiaries is engaged in any material business other than the Media/Communications Business.

    3.18 Disclosure. The United States Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the United States Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the United States Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time in light of conditions and facts known to the United States Borrower at the time such projections were made and reflect the United States Borrower's good faith and reasonable estimates of the future financial performance of the United States Borrower and of the other information projected therein for the period set forth therein; it being understood that actual results may differ materially from such projections and no representation is made that the projected results will in fact be obtained.

    3.19 USA Stations Acquisition. The initial closing under the USA Stations Acquisition has been consummated in accordance with the terms of the USA Stations Acquisition Agreement.

    3.20 Subordinated Securities. The subordination provisions of the Junior Subordinated Notes are enforceable against the holders of the Junior Subordinated Notes, and the Loans and all other monetary obligations hereunder are within the definition of "Senior Debt" included in the Junior Subordinated Notes.

ARTICLE IV
CONDITIONS PRECEDENT

4.01
Conditions Precedent to Initial Borrowing Date. The obligation of the Lenders to make Loans, and of the Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date is subject to the satisfaction of each of the following conditions at such time:

    (a) Agreement. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and the Subsidiary Guaranty signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent and/or the Documentation Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and the Subsidiary Guaranty.

    (b) Opinions of Counsel. The Administrative Agent and the Documentation Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Documentation Agent and the Lenders and dated the Effective Date) of O'Melveny & Myers LLP, counsel for the Borrowers, substantially in the form of Exhibit B-1 and of Shaw Pittman, FCC counsel for the Borrowers, substantially in the form of Exhibit B-2, and covering such other matters relating to the Borrowers, this Agreement, the Subsidiary Guaranty or the Transactions as the Required Lenders shall reasonably request. Each Borrower hereby requests such counsels to deliver such opinions.

    (c) Corporate Documents. The Administrative Agent and the Documentation Agent shall have received such documents and certificates as the Administrative Agent, the Documentation Agent or their counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to each Credit Party, this Agreement, the Subsidiary Guaranty or the Transactions, all in form and substance satisfactory to the Administrative Agent, the Documentation Agent and their counsel.

    (d) Corporate Proceedings. On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the

Administrative Agent and the Documentation Agent, and the Administrative Agent and the Documentation Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent and the Documentation Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or Governmental Authorities.

    (e) Compliance. The Administrative Agent and the Documentation Agent shall have received a certificate, dated the Effective Date and signed by the Financial Officer of each of the Borrowers, confirming compliance with the conditions set forth in Section 4.01 and Section 4.02.

    (f)  Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced with reasonable supporting detail on or prior to the second Business Day immediately preceding the Initial Borrowing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder and the fees, expenses and disbursements of White & Case LLP.

    (g) Adverse Change, etc. From December 31, 2000, nothing shall have occurred (and neither Chase, BNP Paribas nor the Lenders shall have become aware of any facts or conditions not previously known) which Chase, BNP Paribas or the Required Lenders shall reasonably determine (i) has had, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document, or on the ability of the Credit Parties taken as a whole to perform their obligations to them, or (ii) has had, or is reasonably likely to have, a Material Adverse Effect.

    (h) Litigation. There shall be no actions, suits or proceedings pending or, to the knowledge of any Credit Party, threatened in writing (i) with respect to the Transaction, this Agreement or any other Credit Document or (ii) which the Administrative Agent, the Documentation Agent or the Required Lenders shall reasonably determine has had, or is reasonably likely to have, (x) a Material Adverse Effect or (y) a material adverse effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document or on the ability of the Credit Parties taken as a whole to perform their obligations under the Credit Documents.

    (i)  Approvals. All material necessary governmental and material third party approvals and/or consents in connection with the Transaction and/or the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired or shall have been terminated or waived without any action being taken by any competent authority which, in the reasonable judgment of the Administrative Agent, restrains or prevents such transactions or imposes materially adverse conditions upon the consummation of the Refinancing.

    (j)  Other Indebtedness and Refinancing. On the Initial Borrowing Date and after giving effect to the Transaction, each Borrower and its Subsidiaries shall have no outstanding Indebtedness or preferred stock other than (A) the Loans, (B) the Junior Subordinated Notes, (C) the Senior Notes, (D) Capital Lease Obligations and such other existing Indebtedness of the Borrowers as is acceptable to Chase and BNP Paribas as set forth on Schedule 4.01(j) hereto (collectively, the "Existing Indebtedness"), with all Existing Indebtedness to remain outstanding without any default or event of default existing thereunder or arising as a result of the transactions contemplated hereby.

    (k) Subsidiary Guaranty. On the Initial Borrowing Date, each Subsidiary Guarantor then in existence shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit C hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

    (l)  Credit Rating. On the Initial Borrowing Date, the Administrative Agent shall have received evidence satisfactory to it that the United States Borrower's Index Debt shall have a Credit Rating of BB+ or better by S&P and Baa3 or better by Moody's.

    (m) Leverage Ratio. The United States Borrower shall have demonstrated to the satisfaction of the Lenders that the Leverage Ratio (determined on a pro forma basis as of December 31, 2001) after giving effect to the consummation of each of the Specified Acquisitions and the incurrence of indebtedness to finance the Specified Acquisitions shall be no greater than 5.25:1:00.

    The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on September 30, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

    4.02 Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and of the Issuing Bank to issue Letters of Credit, is subject, at the time of each such Credit Event, to the satisfaction of the following conditions:

    (a) Notice of Borrowing, etc. The Administrative Agent shall have received a notice of borrowing meeting the requirements of Section 2.03 or a letter of credit request meeting the requirements of Section 2.05.

    (b) No Default; Representations and Warranties. At the time of each Credit Event and also immediately after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan, except to the extent that such representations and warranties expressly relate to an earlier date.

    (c) Payment of USA Seller Notes. In the event that any USA Seller Note shall become due and payable, whether at maturity, by acceleration or otherwise, any borrowing made hereunder on and after such due and payable date shall be applied to the extent necessary to pay in full such USA Seller Note.

    The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by both Borrowers to the Agents and each of the Lenders that all of the applicable conditions specified in Section 4.01 and/or Section 4.02, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in Section 4.01, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, in sufficient counterparts for each of the Lenders and shall be reasonably satisfactory in form and substance to the Administrative Agent.

ARTICLE V AFFIRMATIVE COVENANTS

    Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the United States Borrower (for itself and its Subsidiaries) covenants and agrees with the Lenders that:

    5.01 Financial Statements and Other Information. The United States Borrower will furnish to the Administrative Agent, the Documentation Agent and each Lender:

    (a) Annual Financial Statements. Within 90 days after the end of each fiscal year of the United States Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the United States Borrower and its consolidated Subsidiaries (including the Puerto Rico Borrower) on a consolidated basis in accordance with GAAP consistently applied;

    (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the United States Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the United States Borrower and its consolidated Subsidiaries (including the Puerto Rico Borrower) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

    (c) Officers Certificate. Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the United States Borrower (i) certifying as to whether a Default or Event of Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.08 and 6.09, (iii) setting forth a calculation of the Available Leaseback Amount, the Available Secured Debt Amount, the Available Subsidiary Debt Amount, and the Available Basket Amount and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

    (d) Accounting Firm Certificate. Concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines or firm guidelines);

    (e) Budgets. No later than 60 days following the commencement of the first day of each fiscal year of the United States Borrower, a budget of United States Borrower and its Subsidiaries (including the Puerto Rico Borrower) prepared by the United States Borrower for each fiscal quarter of such fiscal year prepared in detail, accompanied by the statement of the an authorized officer of the United States Borrower to the effect that, to the best of the knowledge of such officer, the budget is a reasonable estimate for the period covered thereby; and

    (f)  Other Information. Promptly upon transmission thereof and to the extent not otherwise provided hereunder, (i) copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by the United States Borrower or any of its Subsidiaries (including the Puerto Rico Borrower), (ii) copies of all financial statements, proxy statements, notices and reports as the United States Borrower or any of its Subsidiaries (including the Puerto Rico Borrower) shall send generally to shareholders or provide to holders of the Junior Subordinated Notes, (iii) copies of all amendments to the Program Supply Agreements and any program supply agreements and (iv) with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent and/or the Documentation Agent on their own behalf or on behalf of any Lender may reasonably request from time to time.

    5.02 Notices of Material Events. The United States Borrower will furnish to the Administrative Agent, the Documentation Agent and each Lender prompt written notice of the following:

    (a) the occurrence of any Default or Event of Default;

    (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the United States Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

    (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of either Borrower and its Subsidiaries in an aggregate amount exceeding $50,000,000; and

    (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

    Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the United States Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

    5.03 Existence; Conduct of Business. The United States Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary to the conduct of its business, except to the extent that a failure to maintain such rights, licenses, permits, privileges and franchises would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

    5.04 Payment of Obligations. The United States Borrower will, and will cause each of its Subsidiaries to, pay its obligations, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the United States Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

    5.05 Maintenance of Properties; Insurance. The United States Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

    5.06 Books and Records; Inspection Rights. The United States Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. The United States Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, the Documentation Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

    5.07 Compliance with Laws. The United States Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

    5.08 Use of Proceeds and Letters of Credit. All proceeds of Loans will be used as provided in Section 3.11.

    5.09 Insurance. The United States Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. The United States Borrower will furnish to the Administrative Agent on the Initial Borrowing Date and thereafter, upon request of the Administrative Agent and reasonable notice, a summary of the insurance carried by the United States Borrower and its Subsidiaries.

    5.10 Guaranties, Etc. (a) The United States Borrower will cause each of its domestic Subsidiaries hereafter formed or acquired (other than Immaterial Subsidiaries so long as such Subsidiaries continue to constitute Immaterial Subsidiaries) or which cease to constitute an Unrestricted Subsidiary or Immaterial Subsidiary, to execute and deliver to the Administrative Agent promptly upon the formation or acquisition thereof, or upon such cessation, a Subsidiary Guaranty in form of Exhibit C attached hereto, provided that no Subsidiary shall be required to execute and deliver a Subsidiary Guaranty at any time the Guarantee Release Conditions have been satisfied.

    (b) If at any time after the Guarantee Release Conditions have been satisfied, a Guarantee Trigger Event has occurred, within five Business Days of the occurrence of such Guarantee Trigger Event, the United States Borrower will cause each of its domestic Subsidiaries (other than Immaterial Subsidiaries so long as such Subsidiaries continue to constitute Immaterial Subsidiaries) to execute and deliver to the Administrative Agent a Subsidiary Guaranty in the form of Exhibit C attached hereto.

    5.11 Payment of Taxes. The United States Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the United States Borrower or any of its Subsidiaries not otherwise permitted under this Agreement; provided that neither the United States Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

    5.12 Compliance with Environmental Laws. (i) The United States Borrower will, and will cause each of its Subsidiaries to, comply with all Environmental Laws applicable to the ownership, lease or use of all real property now or hereafter owned, leased or operated by any Credit Party, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such real property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the United States Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any real property now or hereafter owned, leased or operated by such Person except in the ordinary course of business of such Person and in compliance with all applicable Environmental Laws, or transport or permit the transportation of Hazardous Materials to or from any such real property except in the ordinary course of business of such Person and in compliance with all applicable Environmental Laws, except to the extent that the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If required to do so under any applicable directive or order of any governmental agency, the United States Borrower agrees to undertake and to cause each Subsidiary to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any real property owned, leased or operated by such Person in accordance with, in all material respects, the requirements of all applicable Environmental Laws, except to the extent that such person is contesting the existence or scope or any violation of, or any liability under, or any applicable remedial standard under, applicable Environmental Laws in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, provided that it will not constitute a breach of this Section 5.12 if a Person other than a Credit Party takes such action on behalf of any of the Credit Parties.

    5.13 Media Licenses. The United States Borrower will obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all Media Licenses, including by filing with the FCC (i) those of the Credit Documents required to be filed under the FCC's rules and regulations within 30 days after the Initial Borrowing Date, and (ii) all reports (including Ownership Reports on Form 323) and other documents required to be filed by the Communications Act in connection with the transactions contemplated hereby and maintaining public records and files in accordance with the Communications Act and the rules and regulations of the FCC, except for such Media Licenses in respect of the Primary Stations the failure of which to obtain, maintain or preserve will not have a Material Adverse Effect.

    5.14 License Subsidiaries. The United States Borrower will cause (i) all Media Licenses owned by the United States Borrower or its Subsidiaries on the Initial Borrowing Date to be held by License Subsidiaries at all times, and (ii) all Media Licenses acquired by the United States Borrower or its Subsidiaries on or after the Initial Borrowing Date, to be assigned, subject to FCC consent, to License Subsidiaries on the date of, or promptly after, their acquisition by the United States Borrower or its Subsidiaries and to be held by License Subsidiaries at all times thereafter.

    5.15 Qualified Securities. On and after the Initial Borrowing Date and prior to December 31, 2001, the United States Borrower will issue Qualified Securities (including the Senior Notes) generating in the aggregate gross cash proceeds of at least $500,000,000.

ARTICLE VI
NEGATIVE COVENANTS

    Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the United States Borrower (for itself and its Subsidiaries) covenants and agrees with the Lenders that:

    6.01 Indebtedness. (a) The United States Borrower will not, and will not permit any Subsidiary to, create, incur or assume any Indebtedness unless at the time of such creation, incurrence or assumption, the Interest Coverage Ratio and the Leverage Ratio are satisfied on a pro forma basis after giving effect to the incurrence of such Indebtedness and the intended contemporaneous application of the proceeds thereof.

    (b) The United States Borrower will not permit any Subsidiary to create, incur or assume any Indebtedness except that:

  (i)
  any Subsidiary of the United States Borrower (other than a License Subsidiary) may incur Indebtedness, provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (ii) shall not exceed at any time outstanding, the Available Subsidiary Debt Amount at the time such Indebtedness is incurred; and

  (ii)
  so long as the Guarantee Release Conditions have not been satisfied, any domestic Subsidiary of the United States Borrower (including the License Subsidiaries) which is a Subsidiary Guarantor may guarantee Indebtedness of the United States Borrower which constitutes Qualified Indebtedness.

    (c) The United States Borrower will not, and will not permit any Subsidiary to, create, incur or assume any Short-Term Indebtedness, except that the United States Borrower and its Subsidiaries may incur Short-Term Indebtedness so long as the aggregate principal amount of Short-Term Indebtedness does not exceed $300,000,000 at any time outstanding.

    6.02 Liens. The United States Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

    (a) Permitted Encumbrances;

    (b) any Lien on any property or asset of the United States Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the United States Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

    (c) any Lien on assets of the United States Borrower and its Subsidiaries (other than the capital stock of Subsidiaries and assets of License Subsidiaries) securing Indebtedness incurred by the United States Borrower and its Subsidiaries after the Initial Borrowing Date provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (c) shall not exceed the Available Secured Debt Amount at such time;

    (d) any Liens on assets of the USA Acquisition Subsidiaries securing the USA Seller Notes and created pursuant to the USA Acquisition Pledge Agreements;

    (e) any Lien existing on any property at the time of its acquisition after the date hereof not created in anticipation of such acquisition and limited solely to the property acquired;

    (f)  any Lien on the property or assets of a Person which becomes a Subsidiary after the date hereof, provided that (i) such Lien existed at the time such Person became a Subsidiary and was not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary and (iii) the amount of Indebtedness secured thereby is not increased; and

    (g) any Lien on property or assets securing leases permitted pursuant to Section 6.13.

    6.03 Fundamental Changes. The United States Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, any Subsidiary of the United States Borrower (other than a License Subsidiary) may be merged or consolidated with or into, or be liquidated into, the United States Borrower or another Subsidiary Guarantor (other than a License Subsidiary) (so long as the United States Borrower or such Subsidiary Guarantor is the surviving corporation), or all or any part of its business, properties and assets may be conveyed, leased, sold or transferred to the United States Borrower or any Subsidiary Guarantor, provided that (x) the License Subsidiaries shall not merge, consolidate, amalgamate or liquidate, wind up or dissolve or convey, sell, lease, assign, transfer or otherwise dispose of, all or a substantial part of their respective property or assets, (y) the United States Borrower or its Subsidiaries may sell, transfer, lease or otherwise dispose of any substantial part of its assets so long as the United States Borrower is in pro forma compliance with the terms of this Agreement including Sections 6.08 and 6.09 after giving effect to such sale, transfer or other disposition and (z) the United States Borrower and its Subsidiaries may merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with the United States Borrower or any of its Subsidiaries so long as (i) the United States Borrower is in pro forma compliance with the terms of this Agreement including Sections 6.08 and 6.09 after giving effect to such merger or consolidation, (ii) no Default or Event of Default shall have occurred and be continuing, (iii) if the United States Borrower is a merging or consolidating party it must be the surviving party and (iv) if a Subsidiary of the United States Borrower which is a Subsidiary Guarantor is a merging or consolidating party it and the surviving corporation of such merger or consolidation continues to constitute a Subsidiary of the United States Borrower, such surviving corporation must continue to be a Subsidiary Guarantor.

    6.04 Investments in Unrestricted Subsidiaries and Sports Team Subsidiaries. The United States Borrower will not, and will not permit any Subsidiaries to, make any Investment in any Unrestricted Subsidiary or any Sports Team Subsidiary, except that:

  (i)
  the United States Borrower and its Subsidiaries may consummate the USA Stations Acquisition; and

  (ii)
  the United States Borrower and its Subsidiaries may make Investments after July 1, 2001 in Univision Online Inc. and any other Unrestricted Subsidiary provided that (x) the aggregate amount of such Investments in Univision Online Inc. does not exceed $75,000,000 and the aggregate amount of such Investments in other Unrestricted Subsidiaries and Sports Team Subsidiaries does not exceed $25,000,000 and (y) no such Investment may be made at any time an Event of Default is in existence.

    6.05 Restricted Payments. The United States Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

    (a) the United States Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock;

    (b) any Subsidiary may make Restricted Payments to the United States Borrower or any Subsidiary Guarantor (other than an Unrestricted Subsidiary); and

    (c) the United States Borrower may make Restricted Payments provided that at the time that such Restricted Payment is made (x) no Default or Event of Default shall have occurred and be continuing or would result from the making of such Restricted Payment and (y) at the time of the payment, on a pro forma basis after giving effect to all Indebtedness incurred by the United States Borrower and its Subsidiaries, the Leverage Ratio is less than 4.50:1.0.

    6.06 Transactions with Affiliates. The United States Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the United States Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the United States Borrower and its Subsidiaries which are Subsidiary Guarantors not involving any other Affiliate, except pursuant to the Program License Agreements and (c) any Restricted Payment permitted by Section 6.05.

    6.07 Restrictive Agreements. The United States Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the United States Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the United States Borrower or any other Subsidiary or to Guarantee Indebtedness of the United States Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

    6.08 Maximum Leverage. The United States Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
Initial Borrowing Date to and excluding June 30, 2002	5.25:1.00
From and Including June 30, 2002 to and excluding June 30, 2004	5.00:1.00
From and Including June 30, 2004	4.50:1.00

    6.09 Interest Coverage Ratio. The United States Borrower will not permit the Interest Coverage Ratio for any Test Period ended during a period set forth below to be less than the ratio set forth opposite such period:

Period	Ratio
Initial Borrowing Date to and Including June 30, 2003	2.00:1.00
After June 30, 2003	2.50:1.00

    6.10 Material Agreements. The United States Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or permit any modification or amendment of any provision of any Material Agreement, which modification or amendment would have a Material Adverse Effect, as reasonably determined by the Administrative Agent and the Documentation Agent.

    6.11 Prepayments of Indebtedness. The United States Borrower will not, and will not permit any of its Subsidiaries to, (i) make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including by way of depositing with a trustee or agent with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or enter into any arrangement with respect to, any Indebtedness incurred after the Initial Borrowing Date other than Short-Term Indebtedness and the Loans (other than Incremental Term Loans) (each a "Prepayment") except that the United States Borrower and its Subsidiaries may make a Prepayment to the extent that (x) a Default or Event of Default does not exist at the time of such Prepayment and (y) immediately prior to such Prepayment and after giving effect thereto, the Leverage Ratio is less than 4.50:1.00.

    6.12 Line of Business. The United States Borrower will not, and will not permit any Restricted Subsidiary to, engage in any line of business other than the Media Communications Business.

    6.13 Sale/Leaseback Transactions. The United States Borrower will not, and will not permit any of its Subsidiaries to, sell assign or otherwise transfer any of its properties, rights or assets (whether now owned or hereafter acquired) to any Person and thereafter directly or indirectly lease back the same or similar property (a "Leaseback Transaction"), except that the United States Borrower and its Subsidiaries may enter into Leaseback Transactions so long as the Leaseback Transaction Amount with respect thereto does not exceed the Available Leaseback Transaction Amount at such time.

ARTICLE VII
EVENTS OF DEFAULT

    If any of the following events ("Events of Default") shall occur and be continuing:

    7.01 Payments of Principal. A Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

    7.02 Repayment of Interest. A Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.01) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

    7.03 Representations. Any representation or warranty made or deemed made by or on behalf of a Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;

    7.04 Covenants. A Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) and (d), 5.03 (with respect to a Borrower's existence), 5.08, 5.10, 5.16 or Article VI;

    7.05 Covenant Period. A Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 7.01, 7.02, 7.03 or 7.04 of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to such Borrower;

    7.06 Indebtedness Payments. A Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

    7.07 Indebtedness Default. Any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or, after giving of any required notice or lapse of time or both, that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 7.07 shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

    7.08 Bankruptcy. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered or (iii) a Borrower or any Significant Subsidiary, with the consent of its board of directors, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clauses (i) and (ii) of this Section 7.08;

    7.09 Liquidation Proceeding. A Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.08 of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

    7.10 Inability to Pay Debts. A Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

    7.11 Judgments. One or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against a Borrower, any Subsidiary (other than a USA Acquisition Subsidiary) or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of a Borrower or any Subsidiary (other than a USA Acquisition Subsidiary) to enforce any such judgment;

    7.12 ERISA. An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

    7.13 Media License. Any Significant Media License shall be canceled, terminated, rescinded, annulled, revoked, suspended or limited, or amended or otherwise modified in any material adverse respect, or shall fail to be renewed for any reason whatsoever; or any such Significant Media License shall no longer be in full force and effect; or the grant of any such Significant Media License shall have been stayed, vacated or reversed, or modified in any material adverse respect, by judicial or administrative proceedings; or

    7.14 Subsidiary Guaranty. Any Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under a Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty and such default (other than a payment default) shall continue unremedied for a period of at least 30 days after written notice to the defaulting party by the Administrative Agent; or

    7.15 Change in Control. A Change in Control shall occur;

    then, and in every such event (other than an event with respect to a Borrower described in Section 7.08 or 7.09), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in Section 7.08 or 7.09, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and the Subsidiary Guarantors.

ARTICLE VIII
THE ADMINISTRATIVE AGENT

    8.01 Appointment. The Lenders hereby designate Chase as Administrative Agent and BNP Paribas as Documentation Agent, in each case to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

    8.02 Nature of Duties. Each Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither Agent nor or any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; each Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any promissory note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon either Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. Without limiting the generality of the foregoing, (a) an Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) an Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that an Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, an Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the United States Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. An Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. An Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to an Agent by the United States Borrower or a Lender, and an Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to an Agent.

    8.03 Certain Rights of the Agents. If an Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, then such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

    8.04 Reliance. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

    8.05 Sub-Agents. An Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. An Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of an Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

    8.06 Indemnification. To the extent an Agent is not reimbursed and indemnified by the Borrowers, each Lender (to the extent so able) will reimburse and indemnify such Agent, in proportion to their respective Loans and Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of an Agent.

    8.07 Each Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from a Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

    8.08 Resignation. Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, an Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrowers as long as no Event of Default has occurred and is continuing, such consent not to be unreasonably withheld or delayed. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

    8.09 Lack of Reliance. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. Each Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Credit Parties or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Credit Party or the existence or possible existence of any Default or Event of Default.

    8.10 Other Agents None of the Lenders identified on the facing page or signature pages of this Agreement as a "book manager," "joint book manager," "lead arranger," "joint lead arranger," "syndication agent," or "co-syndication agent" "documentation agent" or "co-documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE IX
UNITED STATES BORROWER GUARANTY

    9.01 The United States Borrower Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the United States Borrower from the proceeds of the Loans and the issuance of the Letters of Credit, the United States Borrower hereby agrees with the Lenders as follows: the United States Borrower hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Puerto Rico Borrower to the Lenders under this Agreement and the other Credit Documents and under each Hedging Agreement entered into by a Lender or an affiliate of a Lender (even if any such Lender ceases to be a Lender under the Credit Agreement for any reason) with the Puerto Rico Borrower. If any or all of the indebtedness of the Puerto Rico Borrower to the Lenders becomes due and payable hereunder or under such other Credit Documents or Hedging Agreements, the United States Borrower unconditionally promises to pay such indebtedness to the Lenders, or order, on demand, together with any and all expenses which may be incurred by the Agents or the Lenders in collecting any of the indebtedness. The word "indebtedness" is used in this Section 9 in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Puerto Rico Borrower arising in connection with this Agreement or any other Credit Documents or under any Hedging Agreement with a Lender or an affiliate of the Lender, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Puerto Rico Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

    9.02 Bankruptcy. Additionally, the United States Borrower unconditionally and irrevocably guarantees the payment of any and all indebtedness of the Puerto Rico Borrower to the Lenders whether or not due or payable by the Puerto Rico Borrower upon the occurrence of any of the events specified in Sections 7.08 and 7.09, and unconditionally and irrevocably promises to pay such indebtedness to the Lenders, or order, on demand, in lawful money of the United States.

    9.03 Nature of Liability. The liability of the United States Borrower hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Puerto Rico Borrower whether executed by the United States Borrower, any other guarantor or by any other party, and the liability of the United States Borrower hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Puerto Rico Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Puerto Rico Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Puerto Rico Borrower, or (e) any payment made to the Agents or the Lenders on the indebtedness which the Agents or such Lenders repay the Puerto Rico Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the United States Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

    9.04 United States Borrower Guaranty Absolute. No invalidity, irregularity or unenforceability of all or any part of the indebtedness guaranteed hereby or of any security therefor shall affect, impair or be a defense to this United States Borrower Guaranty, and this United States Borrower Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the indebtedness guaranteed herein.

    9.05 Independent Obligation. The obligations of the United States Borrower hereunder are independent of the obligations of any other guarantor or the Puerto Rico Borrower, and a separate action or actions may be brought and prosecuted against the United States Borrower whether or not action is brought against any other guarantor or the Puerto Rico Borrower and whether or not any other guarantor or the Puerto Rico Borrower be joined in any such action or actions. The United States Borrower waives, to the fullest extent permitted by law, the benefit of any statue of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Puerto Rico Borrower or other circumstance which operates to toll any statute of limitations as to the Puerto Rico Borrower shall operate to toll the statute of limitations as to the United States Borrower.

    9.06 Authorization. The United States Borrower authorizes the Agents and the Lenders without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

    (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the United States Borrower Guaranty herein made shall apply to the indebtedness as so changed, extended, renewed or altered;

    (b) exercise or refrain from exercising any rights against the Puerto Rico Borrower or others or otherwise act or refrain from acting;

    (c) release or substitute any one or more endorsers, guarantors, the Puerto Rico Borrower or other obligors;

    (d) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Puerto Rico Borrower to its creditors other than the Lenders;

    (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Puerto Rico Borrower to the Lenders regardless of what liability or liabilities of the United States Borrower or the Puerto Rico Borrower remain unpaid;

    (f)  consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

    (g) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the United States Borrower from its liabilities under this Article 9.

    9.07 Reliance. It is not necessary for the Agents or the Lenders to inquire into the capacity or powers of the Puerto Rico Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

    9.08 Subordination. Any indebtedness of the Puerto Rico Borrower now or hereafter held by the United States Borrower is hereby subordinated to the indebtedness of the Puerto Rico Borrower to the Agents and the Lenders; and such indebtedness of the Puerto Rico Borrower to the United States Borrower, if the Agents (at the direction of the Required Lenders), after an Event of Default has occurred, so requests, shall be collected, enforced and received by the United States Borrower as trustee for the Lenders and be paid over to the Lenders on account of the indebtedness of the Puerto Rico Borrower to the Lenders, but without affecting or impairing in any manner the liability of the United States Borrower under the other provisions of this United States Borrower Guaranty. Prior to the transfer by the United States Borrower of any note or negotiable instrument evidencing any indebtedness of the Puerto Rico Borrower to the United States Borrower, the United States Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

    9.09 Waiver. (a) The United States Borrower waives any right to require the Agents or the Lenders to (i) proceed against the Puerto Rico Borrower, any other guarantor or any other party, or (ii) pursue any other remedy in the Agents' or the Lenders' power whatsoever. The United States Borrower waives any defense based on or arising out of any defense of the Puerto Rico Borrower, any other guarantor or any other party other than payment in full of the indebtedness (other than payment), including any defense based on or arising out of the disability of the Puerto Rico Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Puerto Rico Borrower other than to the extent of payment in full of the indebtedness. The Agents and the Lenders may, in accordance with the Credit Documents, at their election, exercise any other right or remedy the Agents and the Lenders may have against the Puerto Rico Borrower or any other party, without affecting or impairing in any way the liability of the United States Borrower hereunder except to the extent the indebtedness has been paid. The United States Borrower waives any defense arising out of any such election by the Agents and the Puerto Rico Borrower, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the United States Borrower against the Puerto Rico Borrower or any other party or any security.

    (b) Except as otherwise specifically required hereunder, the United States Borrower waives all presentments, demands for performance, protests and notices, including notices of nonperformance,

notices of protest, notices of dishonor, notices of acceptance of this United States Borrower Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. The United States Borrower assumes all responsibility for being and keeping itself informed of the Puerto Rico Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the indebtedness and the nature, scope and extent of the risks which the United States Borrower assumes and incurs hereunder, and agrees that the Agents and the Lenders shall have no duty to advise the United States Borrower of information known to them regarding such circumstances or risks.

    9.10 The United States Borrower Guaranty Continuing. This United States Borrower Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Lender, of any holder of any promissory note, or issuer of, or participant in, any Letter of Credit in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Lender or any subsequent holder of a promissory note, or issuer of, or participant in, a Letter of Credit would otherwise have. No notice to or demand on the United States Borrower in any case shall entitle the United States Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

    9.11 Binding Nature of Guaranties. This United States Borrower Guaranty shall be binding upon the United States Borrower and its successors and assigns and shall inure to the benefit of the Lenders and their successors and assigns.

    9.12 Judgments Binding. If claim is ever made upon any Lender, any subsequent holder of a promissory note or issuer of, or participant in, any Letter of Credit for repayment or recovery of any amount or amounts received in payment or on account of any of the indebtedness and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Puerto Rico Borrower) then and in such event the United States Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the United States Borrower, notwithstanding any revocation hereof or the cancellation of any promissory note, or other instrument evidencing any liability of the Puerto Rico Borrower, and the United States Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

ARTICLE X
MISCELLANEOUS

    10.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

    (a) if to the United States Borrower or the Puerto Rico Borrower, to it at Univision Communications Inc., c/o Chartwell Partners, 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, Attention of George Blank, Andrew Hobson and C. Douglas Kranwinkle, Esq. (Telecopy No. (201) 287-9577, (310) 556-7615 and (310) 556-3568, respectively);

    (b) if to the Administrative Agent, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, New York 10081, Attention of Gloria Javier (Telecopy No. (212) 552-5700), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Tracy Ewing (Telecopy No. (212) 270-4164);

    (c) if to the Documentation Agent, to BNP Paribas, 180 Montgomery Street, San Francisco, California 94101, Attention: Susan Bowes and Kristin Lapic, Portfolio Management with a copy to Lee Buckner (Telecopy No. (415) 398-4240);

    (d) if to the Issuing Bank, to it at The Chase Manhattan Bank, Attention of Steve McArdle (Telecopy No. (212) 552-5700); and

    (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

    10.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Documentation Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by a Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Documentation Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

    (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent and/or the Documentation Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or Maturity Date, without the written consent of each Lender affected thereby, (iv) change Section 2.17(d) or (e) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) change Section 10.04(a) in a manner that would allow either Borrower to assign or otherwise transfer its rights and obligations hereunder without the prior written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Documentation Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Documentation Agent or the Issuing Bank, as the case may be.

    10.03 Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents (including the reasonable fees and disbursements of White & Case LLP), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Agents, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

    (b) The Borrowers shall jointly and severally indemnify the Administrative Agent, the Documentation Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the United States Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the United States Borrower or any of its Subsidiaries, or (iv) any actual or prospective Environmental Claim, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

    (c) To the extent that a Borrower fails to pay any amount required to be paid by it to any Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the applicable Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or the Issuing Bank in its capacity as such.

    (d) To the extent permitted by applicable law, neither Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

    (e) All amounts due under this Section shall be payable promptly after written demand therefor.

    10.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

    (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender (including a Lender Affiliate), each of the applicable Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Incremental Term Loans of a Class, such other amount, if any, as is specified in the Incremental Term Loan Commitment Agreement of such Class) unless each of the applicable Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further, that any consent of the applicable Borrower otherwise required under this paragraph shall not be required if an Event of Default under Section 7.08 or 7.09 has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraphs (e) and (f) of this Section.

    (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive as to such names and addresses, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

    (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), a processing and recordation fee as required by the Administrative Agent and any written consent to such assignment as required by the Administrative Agent, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

    (e) Any Lender may, without the consent of the applicable Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (including the Lender Affiliates) (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the applicable Borrower, the Administrative Agent, the Documentation Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section.

    (f)  A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower's prior written consent. A Participant that would be a Foreign Lender or Non-Puerto Rico Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the applicable Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the applicable Borrower, to comply with Section 2.16(e) or 2.16(f) as though it were a Lender.

    (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

    10.05 Survival. All covenants, agreements, indemnities, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Documentation Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

    10.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent and/or the Documentation Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

    10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

    10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

    10.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

    (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Documentation Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against a Borrower or its properties in the courts of any jurisdiction.

    (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

    (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

    10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

    10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

    10.12 Confidentiality. Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the United States Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to an Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Borrower (i) in connection with the exercise of any remedy hereunder or under any other Credit Document, (j) to other financial institutions with respect to which the Lender has a contractual relationship in accordance with such Lender's regular banking procedures, provided that the recipient of such information agrees to be bound by the provisions of this Section 10.12 or (k) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisors (so long as such contractual counterparty or professional advisors to such contractual counterparty agree to be bound by the provisions of this Section 10.12). For the purposes of this Section, "Information" means all information received from a Borrower relating to a Borrower or its business, other than any such information that is available to an Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

    10.13 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

    (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

    10.14 Calculations; Computations. The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the United States Borrower to the Lenders).

    10.15 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender.

    10.16 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrowers, the Administrative Agent, the Documentation Agent and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

    10.17 Release of Subsidiary Guaranty. Each Lender acknowledges and agrees that upon the satisfaction of the Guarantee Release Conditions, the Subsidiary Guarantors shall be released from their obligations under the Subsidiary Guaranty.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNIVISION COMMUNICATIONS INC.
By:	/s/ ROBERT V. CAHILL
	Name:	Robert V. Cahill
	Title:	Vice Chairman and Secretary
UNIVISION OF PUERTO RICO INC.
By:	/s/ ROBERT V. CAHILL
	Name:	Robert V. Cahill
	Title:	Executive Vice President
THE CHASE MANHATTAN BANK, Individually and as Administrative Agent
By:	/s/ ROBERT ANASTASIO
	Name:	Robert Anastasio
	Title:	Vice President
BNP PARIBAS, INDIVIDUALLY AND AS DOCUMENTATION AGENT
By:	/s/ SUSAN BOWES
	Name:	Susan Bowes
	Title:	Director
By:	/s/ LEE S. BUCKNER
	Name:	Lee S. Buckner
	Title:	Managing Director

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

NAME OF INSTITUTION:
UBS AG, Stamford Branch,
By:	/s/ WILFRED V. SAINT
	Name:	Wilfred V. Saint
	Title:	Associate Director Banking Products Services, US
By:	/s/ JENNIFER L. POCCIA
	Name:	Jennifer L. Poccia
	Title:	Associate Director Banking Products Services, US

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

NAME OF INSTITUTION:
CITICORP USA, INC.
By:	/s/ DEBORAH IRONSON
	Name:	Deborah Ironson
	Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

NAME OF INSTITUTION:
THE DAI-ICHI KANGYO BANK
By:	/s/ MARVIN-MIREL LAZAR
	Name:	Marvin-Mirel Lazar
	Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

NAME OF INSTITUTION:
UNION BANK OF CALIFORNIA, N.A.
By:	/s/ MATTHEW H. FLEMING
	Name:	Matthew H. Fleming
	Title:	Assistant Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

THE INDUSTRIAL BANK OF JAPAN, LIMITED, A member of Mizuho Financial Group, as Co-Arranger
By:	/s/ STEVEN SAVOLDELLI
	Name:	Steven Savoldelli
	Title:	Vice President and Manager

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

BANK OF AMERICA, N.A., Individually and as Co-Syndication Agent
By:	/s/ STEVEN P. RENWICK
	Name:	Steven P. Renwick
	Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

NAME OF INSTITUTION:
SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ LEO E. PAGARIGAN
	Name:	Leo E. Pagarigan
	Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

NAME OF INSTITUTION:
THE BANK OF NEW YORK
By:	/s/ JOHN C. LAMBERT
	Name:	John C. Lambert
	Title:	Senior Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

NAME OF INSTITUTION:
E.SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH
By:	/s/ BENJAMIN LIN
	Name:	Benjamin Lin
	Title:	SVP & General Manager

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

THE MITSUBISHI TRUST AND BANKING CORPORATION
By:	/s/ TOSHIHIRO HAYASHI
	Name:	Toshihiro Hayashi
	Title:	Senior Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

NAME OF INSTITUTION:
CHANG HWA COMMERCIAL BANK LTD., NEW YORK BRANCH
By:	/s/ MING-HSIEN LIN
	Name:	Ming-Hsien Lin
	Title:	VP & General Manager

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

NAME OF INSTITUTION:
WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH
By:	/s/ LUCIE L. GUERNSEY
	Name:	Lucie L. Guernsey
	Title:	Director
By:	/s/ PASCAL KABEMBA
	Name:	Pascal Kabemba
	Title:	Associate Director

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

NAME OF INSTITUTION:
FLEET NATIONAL BANK
By:	/s/ SRBUI SEFERIAN
	Name:	Srbui Seferian
	Title:	Assistant Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

NAME OF INSTITUTION:
SUN TRUST BANK
By:	/s/ THOMAS C. KING, JR.
	Name:	Thomas C. King, Jr.
	Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT, DATED AS OF JULY 18, 2001, AMONG UNIVISION COMMUNICATIONS INC., AS UNITED STATES BORROWER, UNIVISION OF PUERTO RICO INC., AS PUERTO RICO BORROWER, CERTAIN LENDERS PARTY THERETO, THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, AND BNP PARIBAS AS DOCUMENTATION AGENT

NAME OF INSTITUTION:
FUJI BANK, LTD.
By:	/s/ NOBUOKO KOIKE
	Name:	Nobuoko Koike
	Title:	Vice President and Senior Team Leader

Schedule 1.01
USA Acquired Subsidiaries

1.  O&O Subsidiaries

USA Station Group, Inc., a wholly owned subsidiary of USA Broadcasting, Inc, is a 1% general partner of each of the 11 licensee general partnerships.

USA Station Group of Dallas, Inc., a wholly owned subsidiary of USA Broadcasting, Inc., is a 99% general partner of USA Station Group Partnership of Dallas, the licensee of KSTR-TV.

USA Station Group of Houston, Inc., a wholly owned subsidiary of USA Broadcasting, Inc., is a 99% general partner of USA Station Group Partnership of Houston, the licensee of KHSH-TV.

USA Station Group of Illinois, Inc., a wholly owned subsidiary of USA Broadcasting, Inc., is a 99% general partner of USA Station Group Partnership of Illinois, the licensee of WEHS-TV.

USA Station Group of Atlanta, Inc., a wholly owned subsidiary of USA Broadcasting, Inc., is a 99% general partner of USA Station Group Partnership of Atlanta, the licensee of WHOT-TV.

USA Station Group of Massachusetts, Inc., a wholly owned subsidiary of USA Broadcasting, Inc., is a 99% general partner of USA Station Group Partnership Massachusetts, the licensee of WHUB-TV.

USA Station Group of New Jersey, Inc., a wholly owned subsidiary of USA Broadcasting, Inc., is a 99% general partner of USA Station Group Partnership of New Jersey, the licensee of WHSE-TV and WHSI-TV.

USA Station Group of Ohio, Inc., a wholly owned subsidiary of USA Broadcasting, Inc., is a 99% general partner of USA Station Group Partnership of Ohio, the license of WQHS-TV.

USA Station Group of Vineland, Inc., a wholly owned subsidiary of USA Broadcasting, Inc., is a 99% general partner of USA Station Group Partnership of Vineland, the licensee of WHSP-TV.

USA Station Group of Southern California, Inc., a wholly owned subsidiary of USA Broadcasting, Inc., is:

  a 99% general partner of USA Station Group Partnership of Southern California, the licensee of KHSC-TV;

  owner of 100% of the stock of USA Station Group of Hollywood, Florida, Inc., which in turn, is a 99% general partner of USA Station Group Partnership of Hollywood, Florida, the licensee of WAMI-TV; owner of 100% of the stock of USA Station Group of Tampa, Inc., which in turn, is a 99% general partner of USA Station Group Partnership of Tampa, the licensee of WBHS-TV.

Miami USA Broadcasting Station Productions, Inc., which in turn, is a wholly owned subsidiary of Miami USA Broadcasting, Inc., which in turn, is a wholly owned subsidiary of USA Broadcasting Productions, Inc., which in turn, is a wholly owned subsidiary of USA Broadcasting, Inc.

USA Station Group of Florida, Inc., a wholly owned subsidiary of USA Station Group Communications, Inc., which in turn is a wholly owned subsidiary of USA Station Group Communications, LLC, which in turn, is a wholly owned subsidiary of USA Broadcasting, Inc., is the owner of 100% of the stock of USA Station Group of Melbourne, Inc., the licensee of WBSF-TV.

Schedule 2.01

Commitments

Bank	United States Term Loan Commitment	Puerto Rico Term Loan Commitment	Revolving Loan Commitment	Total
The Chase Manhattan Bank	$63,934,426.23	$24,590,163.93	$61,475,409.84	$150,000,000.00
BNP Paribas	$63,934,426.23	$24,590,163.93	$61,475,409.84	$150,000,000.00
UBS AG	$53,278,688.52	$20,491,803.28	$51,229,508.20	$125,000,000.00
Bank of America	$53,278,688.52	$20,491,803.28	$51,229,508.20	$125,000,000.00
The Bank of New York	$53,278,688.52	$20,491,803.28	$51,229,508.20	$125,000,000.00
The Fuji Bank Limited	$15,983,606.56	$6,147,540.98	$15,368,852.46	$37,500,000.00
The Industrial Bank of Japan, Limited	$17,773,770.49	$6,836,065.57	$17,090,163.93	$41,700,000.00
The Dai-Ichi Kangyo Bank, Ltd	$19,521,311.48	$7,508,196.72	$18,770,491.80	$45,800,000.00
Fleet National Bank	$53,278,688.52	$20,491,803.28	$51,229,508.20	$125,000,000.00
Citigroup USA, Inc.	$31,967,213.11	$12,295,081.97	$30,737,704.92	$75,000,000.00
Suntrust Banks, Central Florida, N.A	$21,311,475.41	$8,196,721.31	$20,491,803.28	$50,000,000.00
Union Bank of California, N.A.	$21,311,475.41	$8,196,721.31	$20,491,803.28	$50,000,000.00
Westdeutsche Landesbank Girozentrale	$21,311,475.41	$8,196,721.31	$20,491,803.28	$50,000,000.00
Sumitomo Mitsui Banking Corporation	$10,655,737.70	$4,098,360.66	$10,245,901.64	$25,000,000.00
The Mitsubishi Trust and Banking Corporation	$8,524,590.16	$3,278,688.52	$8,196,721.31	$20,000,000.00
Chang Hwa Commercial Bank, Ltd.	$6,393,442.62	$2,459,016.39	$6,147,540.98	$15,000,000.00
E.sun Commercial Bank, Ltd.	$4,262,295.08	$1,639,344.26	$4,098,360.66	$10,000,000.00

Total	$520,000,000.0	$200,000,000.0	$500,000,000.0	$1,220,000,000.0

Schedule 3.06
Disclosed Matters

    None

SCHEDULE 3.12

*
The License Partnerships are as follows:
KWEX License Partnership, G.P., a California general partnership
KUVN License Partnership, G.P., a California general partnership
KMEX License Partnership, G.P., a California general partnership
KDTV License Partnership, G.P., a California general partnership
KFTV License Partnership, G.P., a California general partnership
KTVW License Partnership, G.P., a California general partnership
KXLN License Partnership, G.P., a California general partnership
WGBO License Partnership, G.P., a California general partnership
WXTV License Partnership, G.P., a California general partnership
WLTV License Partnership, G.P., a California general partnership
KUVS License Partnership, G.P., a California general partnership
KUVI License Partnership, G.P., a California general partnership

Schedule 3.15
Stations

KDTV(TV), San Francisco, California, Channel 14
Licensee:	KDTV License Partnership, G.P.
Renewal Expiration:	12/1/2006
KDTV-LP, Santa Rosa, California, Channel 28
Licensee:	KDTV License Partnership, G.P.
Renewal Expiration:	12/1/2006
KFTV(TV), Hanford, California, Channel 21
Licensee:	KFTV License Partnership, G.P.
Renewal Expiration:	12/1/2006
KABE-LP, Bakersfield, California, Channel 39
Licensee:	KFTV License Partnership, G.P.
Renewal Expiration:	12/1/2006
KMEX-TV, Los Angeles, California, Channel 34
Licensee:	KMEX License Partnership, G.P.
Renewal Expiration:	12/1/2006
KTVW-TV, Phoenix, Arizona, Channel 33
Licensee:	KTVW License Partnership, G.P.
Renewal Expiration:	10/1/2006
KUVE-LP, Tucson, Arizona, Channel 52
Licensee:	KTVW License Partnership, G.P.
Renewal Expiration:	10/1/2006
K48GX, Tucson, Arizona, Channel 48
Licensee:	KTVW License Partnership, G.P.
Renewal Expiration:	N/A
KUVI(TV), Bakersfield, California, Channel 45
Licensee:	KUVI License Partnership, G.P.
Renewal Expiration:	12/1/2006
KUVN(TV), Garland, Texas, Channel 23
Licensee:	KUVN License Partnership, G.P.
Renewal Expiration:	8/1/2006
KUVN-LP, Fort Worth, Texas, Channel 31
Licensee:	KUVN License Partnership, G.P.
Renewal Expiration:	8/1/2006
KUVS(TV), Modesto, California, Channel 19
Licensee:	KUVS License Partnership, G.P.
Renewal Expiration:	12/1/2006
KWEX-TV, San Antonio, Texas, Channel 41
Licensee:	KWEX License Partnership, G.P.
Renewal Expiration:	8/1/2006
K31FM, Austin, Texas, Channel 31
Licensee:	KWEX License Partnership, G.P.
Renewal Expiration:	8/1/2006

KXLN-TV, Rosenberg, Texas, Channel 45
Licensee:	KXLN License Partnership, G.P.
Renewal Expiration:	8/1/2006
WGBO-TV, Joliet, Illinois, Channel 66
Licensee:	WGBO License Partnership, G.P.
Renewal Expiration:	12/1/2005
WLTV(TV), Miami, Florida, Channel 23
Licensee:	WLTV License Partnership, G.P.
Renewal Expiration:	2/1/2005
WXTV(TV), Paterson, New Jersey, Channel 41
Licensee:	WXTV License Partnership, G.P.
Renewal Expiration:	6/1/2007
WXTV-LP, Philadelphia, Pennsylvania, Channel 28
Licensee:	WXTV License Partnership, G.P.
Renewal Expiration:	8/1/2007
W47AD, Hartford, Connecticut, Channel 47
Licensee:	WXTV License Partnership, G.P.
Renewal Expiration:	4/1/2007
KSTR-TV, Irving, Texas, Channel 49
Licensee:	Univision Partnership of Dallas
Renewal Expiration:	8/1/2006
WAMI-TV, Hollywood, Florida, Channel 69
Licensee:	Univision Partnership of Hollywood, Florida
Renewal Expiration:	2/1/2005
WHOT-TV, Athens, Georgia, Channel 34
Licensee:	Univision Partnership of Atlanta
Renewal Expiration:	4/1/2005

Schedule 3.16
Permits

    The United States Borrower sought and received each FCC consent required to acquire control of the licensees of certain full power television stations licensed to affiliates of USA Broadcasting, Inc., including KSTR-TV, Irving, Texas (Channel 49), WAMI-TV, Hollywood, Florida (Channel 69), and WHOT-TV, Athens, Georgia (Channel 34) (the "Initial Stations"). The transfers of control of the licensees of the Initial Stations were consummated on June 12, 2001. On June 20, 2001, Theodore M. White filed an Application for Review (the "White Petition") with the FCC. The White Petition seeks FCC review of the action, taken by the FCC's staff pursuant to delegated authority, granting consent to the transfer of control of the USA Broadcasting, Inc. stations to the United States Borrower. If the White Petition is granted, the FCC could require the United States Borrower to transfer control of the licensees of the Initial Stations back to USA Broadcasting, Inc., and could rescind the United States Borrower's authority to acquire control of the licensees of the remaining USA Broadcasting, Inc., stations.

Schedule 4.01(j)
Existing Indebtedness

    None

Schedule 6.02
Existing Liens

    None

Schedule 6.07
Existing Restrictions

    None

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

    Date          ,

    Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined.             (the "Assignor") and            (the "Assignee") hereby agree as follows:

    1.  The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I hereto, including, without limitation, (x) in the case of any assignment of United States Term Loans and United States Term Commitment, all rights and obligations with respect to the Assigned Share of such United States Term Loans and United States Term Commitment, (y) in the case of any assignment of Puerto Rico Term Loans and Puerto Rico Term Commitment, all rights and obligations with respect to the Assigned Share of such Puerto Rico Term Loans and Puerto Rico Term Commitment, and (z) in the case of any assignment of all or any portion of the Total Revolving Commitment, all rights and obligations with respect to the Assigned Share of such Total Revolving Commitment and of the Revolving Loans and outstanding Letters of Credit relating thereto. After giving effect to such sale and assignment, the Assignee's Revolving Commitment and the amount of the outstanding United States Term Loans and Puerto Rico Term Loans owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

    2.  The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of United States Borrower or any of its Subsidiaries or the performance or observance by the Credit Parties of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

    3.  The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Documentation Agent to take such action as administrative agent and documentation agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Documentation Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and (v) to the extent legally entitled to do so, attaches the forms described in Section 2.16(e) of the Credit Agreement.]1

1
If the Assignee is organized under the laws of a jurisdiction outside the United States.

    4.  Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of the consent of Administrative Agent and the applicable Borrower to the extent required under Section 10.04(b) of the Credit Agreement and receipt by the Administrative Agent of the assignment fee referred to in such Section 10.04(b) (the "Settlement Date")

    5.  Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

    6.  It is agreed that the Assignee shall be entitled to (w) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I; (x) all Commitment Commission (if applicable) on the Assigned Share of the Unutilized Revolving Commitment at the rate specified in Item 7 of Annex I hereto; and (y) all Letter of Credit Fees (if applicable), Unutilized United States Term Commitment, Unutilized Puerto Rico Term Loan Commitment, as the case may be, on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Commission and Letter of Credit Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor, and the Assignee's share of any outstanding Letter of Credit incurred pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

    7.  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

2

    IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

Accepted this      day of            ,

[NAME OF ASSIGNOR], as Assignor
By	Name: Title:
[NAME OF ASSIGNEE], as Assignee
By	Name: Title:

Acknowledged and Agreed:

[THE CHASE MANHATTAN BANK, as Administrative Agent
By:	Name: Title: ]
[NAME OF APPLICABLE BORROWER
By:	Name: Title: ]

3

ANNEX I

ANNEX FOR LENDER ASSIGNMENT AND ASSUMPTION AGREEMENT

1.
Borrowers:  Univision Communications Inc.
                    Univision of Puerto Rico Inc.

2.
Name and Date of Credit Agreement:

  Credit Agreement, dated as of July 18, 2001, among Univision Communications Inc. (the "United States Borrower"), Univision of Puerto Rico Inc. (the "Puerto Rico Borrower"), the Lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent") and BNP Paribas, as Documentation Agent (the "Documentation Agent").

3.
Date of Assignment Agreement:

Amounts (as of date of item #3 above):

	Outstanding Principal of United States Term Loans		United States Term Commitment		Outstanding Principal of Puerto Rico Term Loans		Puerto Rico Term Commitment		Revolving Loan Commitment
a. Aggregate Amount for all Lenders	$		$		$		$		$
b. Assigned Share[2]		%		%		%		%		%
c. Amount of Assigned Share	$		$		$		$		$

    2
    Percentage taken to 12 decimal places.

5.
Settlement Date:

6.
Rate of Interest to the Assignee:

  As set forth in Section 2.12 of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)3

    3
    The applicable Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 2.12 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

7.
Commitment Commission to the Assignee

  As set forth in Section 2.11 of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)4

    4
    Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Commitment, Total United States Term Commitment or Total Puerto Rico Term Commitment is being assigned. Otherwise, the applicable Borrower and the Administrative Agenet shall direct the entire amount of the commitment Commission to the Assignee at the rate set forth in Section 2.11 of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Commitment Commission through payment by the Assignee to the Assignor.

8.
Letter of Credit Fees to the Assignee:

  As set forth in Section 2.11(e) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)5

    5
    Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Commitment is being assigned. Otherwise, the applicable Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 2.11(e) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Letter of Credit Fees through payment by the Assignee to the Assignor.

9.
Notice:

ASSIGNOR:

____________________

____________________

____________________

____________________

Attention:
Telephone:
Telecopier:
Reference:

ASSIGNEE:

____________________

____________________

____________________

____________________

Attention:
Telephone:
Telecopier:
Reference:

Payment Instructions:

ASSIGNOR:

____________________

____________________

____________________

____________________

Attention:
Reference:

ASSIGNEE:

____________________

____________________

____________________

____________________

Reference:

                      [NAME OF ASSIGNOR]
                      By__________________
                         __________________
                         (Print Name and Title)

Accepted and Agreed:

[NAME OF ASSIGNEE]

By__________________
   __________________
   (Print Name and Title)

EXHIBIT B-1

July 18, 2001

OUR FILE NUMBER
884,097-111

WRITER'S DIRECT DIAL
213-430-6000

To the Administrative Agent, the Documentation Agent,
the Arrangers and the Lenders
referred to below

    Re: Univision Communications Inc.

Dear Ladies and Gentlemen:

    We have acted as counsel to Univision Communications Inc., a Delaware corporation, ("UCI"), Univision of Puerto Rico Inc., a Delaware corporation ("UPR" and collectively with UCI, the "Borrowers"), Univision Television Group, Inc., a Delaware corporation ("UTG"), PTI Holdings, Inc., a Delaware corporation ("PTI Holdings"), The Univision Network Limited Partnership, a Delaware limited partnership ("Network"), Galavision, Inc., a Delaware corporation ("Galavision"), Sunshine Acquisition Corp., a California corporation ("Sunshine"), Sunshine Acquisition, L.P., a California limited partnership ("Sunshine L.P."), KWEX License Partnership, G.P., a California general partnership ("KWEX"), KUVN License Partnership, G.P., a California general partnership ("KUVN"), KMEX License Partnership, G.P., a California general partnership ("KMEX"), KDTV License Partnership, G.P., a California general partnership ("KDTV"), KFTV License Partnership, G.P., a California general partnership ("KFTV"), KTVW License Partnership, G.P., a California general partnership ("KTVW"), KXLN License Partnership, G.P., a California general partnership ("KXLN"), WGBO License Partnership, G.P., a California general partnership ("WGBO"), WXTV License Partnership, G.P., a California general partnership ("WXTV"), WLTV License Partnership, G.P., a California general partnership ("WLTV"), KUVS License Partnership, G.P., a California general partnership ("KUVS"), KUVI License Partnership, G.P., a California general partnership ("KUVI"), Univision Online, Inc., a Delaware corporation ("UOL"), Univision—EV Holdings, LLC, a Delaware limited liability company ("U-EV"), Univision of Dallas Inc., a Delaware corporation ("UD"), Univision of Hollywood, Florida Inc., a Delaware corporation ("UHF"), Univision Spanish Media Inc., a Delaware corporation ("USM"), Univision of Atlanta Inc., a Delaware corporation ("UA"), Univision Partnership of Dallas, a Delaware general partnership ("UPD"), Univision Partnership of Atlanta, a Delaware general partnership ("UPA"), Univision Partnership of Hollywood, Florida, a Delaware general partnership ("UPHF"), Station Works LLC, a Delaware limited liability company ("SW"), Univision Music, Inc., a Delaware corporation ("Music"), and Univision Acquisition Corp. ("UAC"), a Delaware corporation (collectively with the Borrowers, the "Loan Parties") in connection with the making of loans (the "Loans") by the Lenders (as defined below) to the Borrowers pursuant to, and the transactions related to, the Credit Agreement dated as of July 18, 2001 (the "Credit Agreement") among the Borrowers, The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), BNP Paribas, as documentation agent, (in such capacity, the "Documentation Agent"), J.P. Morgan Securities Inc. and BNP Paribas, as joint book managers and joint lead arrangers, (in such capacity, the "Arrangers") and the other financial institutions from time to time party thereto as lenders (collectively, the "Lenders"). This opinion is being delivered to you pursuant to Section 4.01(b) of the Credit Agreement. All capitalized terms used and not defined herein have the same meanings herein as set forth in the Credit Agreement.

    In our capacity as such counsel, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of such records, documents and other instruments of the Loan Parties, certificates of public officials and officers of the Loan Parties, and other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments included the following:

  (i)
  the Credit Agreement,

  (ii)
  the Subsidiary Guaranties made by each Subsidiary Guarantor, and

  (iii)
  the notes, each dated July 18, 2001 by the Borrowers in favor of the Lenders.

    The documents described in (i) through (iii) above are hereinafter collectively referred to as the "Loan Documents."

    On the basis of such examination and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

    1.  Each Borrower has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to carry on its business as described in the Loan Documents and which it is presently engaged in and proposes to engage in, to own, lease and operate its properties and assets as described in the Loan Documents, and to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

    2.  Each of UTG, PTI Holdings, Galavision, Sunshine, UOL, UD, UHF, USM, UA, Music and UAC has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, in each case with the corporate power and authority to carry on its business as described in the Loan Documents and which it is presently engaged in and proposes to engage in, to own, lease and operate its properties and assets as described in the Loan Documents, and to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

    3.  Each of Network and Sunshine L.P. has been duly formed and is validly existing as a limited partnership in good standing under the laws of its state of formation, in each case with the power and authority required to conduct its business as described in the Loan Documents, to own, lease and operate its properties and assets as described in the Loan Documents, and to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

    4.  Each of KWEX, KUVN, KMEX, KDTV, KFTV, KTVW, KXLN, WGBO, WXTV, WLTV, KUVS, KUVI, UPD, UPA and UPHF has been duly formed and is validly existing as a general partnership under the laws of its state of formation, in each case with the power and authority required to conduct its business as described in the Loan Documents, to own, lease and operate its properties and assets as described in the Loan Documents, and to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

    5.  Each of U-EV and SW has been duly formed and is validly existing as a limited liability company under the laws of its state of formation, in each case with the power and authority required to conduct its business as described in the Loan Documents, to own, lease and operate its properties and assets as described in the Loan Documents, and to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

    6.  Each Borrower has duly authorized, executed and delivered each of the Loan Documents to which it is a party, and each such Loan Document is a legally valid and binding agreement or instrument of such Borrower enforceable against it in accordance with its terms.

    7.  Each Subsidiary Guarantor has duly authorized, executed and delivered the Subsidiary Guaranty, and each such Subsidiary Guaranty is a legally valid and binding agreement or instrument of such Subsidiary Guarantor, enforceable against it in accordance with its terms.

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    8.  The execution and delivery by the Loan Parties of the Loan Documents (to the extent to which each of them is a party thereto) and their performance thereof on or before the date hereof did not and do not (i) violate or contravene the Certificate of Incorporation, By-Laws or other organizational or governing documents of any Loan Party, or any law, statute, treaty, rule or regulation (including Regulations T, U and X of the Board of Governors of the Federal Reserve System), determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon any Loan Party or any of its property or to which any Loan Party or any of its property is subject, or (ii) conflict with or result in a breach of any of the terms, covenants, conditions and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any Lien, charge or encumbrance upon any material property or assets of the Loan Parties, individually and taken as a whole, pursuant to the terms of any material agreement, instrument, order, writ, injunction or decree known to us to which any Loan Party is a party or by which any of their respective properties or assets may be bound, including, without limitation, the Junior Subordinated Notes, the Indenture, dated as of December 17, 1992, executed by The Univision Network Holding Limited Partnership to First Trust National Association, as Trustee, the obligations under which have been assumed by UCI, the Indenture, dated as of December 17, 1992, executed by PTI Holdings to First Trust National Association, as Trustee (collectively, the "Indentures"), and the Material Agreements.

    9.  No orders, consents or approvals of, authorizations by, or registrations, declarations, waivers or filings with any federal, New York or California Governmental Authority which have not been obtained or made are required

  (i)
  in connection with the execution, delivery and performance on or before the date hereof by any Loan Party of any Loan Document;

  (ii)
  for the exercise by the Administrative Agent, the Documentation Agent, the Arrangers or any Lender of any of their rights and remedies under any Loan Document;

  (iii)
  for the legality, validity, binding effect or enforceability of any such Loan Document; or

  (iv)
  in connection with the Transactions.

    10. To our knowledge, there is no pending or threatened action, suit or proceeding affecting any Loan Party before any Governmental Authority or arbitrator (except as set forth in the Schedules to the Loan Documents) (i) with respect to any Loan Document or the transactions contemplated thereby or (ii) which could materially and adversely affect the performance, business, assets, nature of assets, liabilities, properties, prospects, operations or condition, financial or otherwise, of the Loan Parties, taken as a whole, or the ability of any Loan Party to perform its obligations under any Loan Document.

    11. None of the Loan Parties is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    12. None of the Loan Parties is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    13. The indebtedness and other Obligations of UCI under the Loan Documents and its obligations arising pursuant to the Hedging Agreements and the indebtedness and other obligations of PTI Holdings under the Subsidiary Guaranty constitute Senior Debt, as such term is defined in each of the Indentures.

    Our opinions in paragraphs 6 and 7 above as to the enforceability of the Loan Documents is subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws

3

affecting creditors' rights generally, (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and (c) public policy considerations or court decisions which may limit the rights of parties to obtain indemnification.

    To the extent that the obligations of any Loan Party may be dependent upon such matters, we assume for purposes of this opinion that the Loan Documents to which they are party have been duly authorized, executed and delivered by all parties thereto other than the Loan Parties and are enforceable against such other parties in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and general principles of equity. We are not expressing any opinion as to the effect of compliance by the Arrangers, the Administrative Agent, the Documentation Agent and the Lenders with any state or federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of the Arrangers', the Administrative Agent's, the Documentation Agent's or any such Lender's business.

    Any statement in this opinion that is qualified by any phrase that includes the words "know," "known," "knowledge," or similar words is limited to the actual present knowledge of those attorneys in our firm who have given substantive attention to the representation described in the introductory paragraph of this opinion and the other transactions described in the Loan Documents and does not include any knowledge of any other attorneys within our firm or any constructive or imputed notice of any matters or items of information (except that, with respect to paragraph 10, it includes the actual present knowledge of other attorneys in the firm as to matters to which they have given substantive attention as counsel for the Loan Parties in the form of legal consultation and, where appropriate, legal representation in the past 12 months). We have not undertaken any independent investigation (outside of our representation of the Loan Parties in connection with the transactions described in the Loan Documents) to determine the accuracy of any such statement; and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Loan Parties in connection with this opinion or in other matters.

    In our examination, we have assumed the genuineness of all signatures (except for those of the Loan Parties), the authenticity of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, and the conformity to authentic originals of all agreements, instruments, records, certificates and other documents submitted to us as certified, conformed, or photostatic copies. As to questions of fact material to the opinions hereinafter expressed, we have relied upon representations of the Loan Parties made in the Loan Documents and of their respective officers or of public officials.

    We are members of the Bars of the State of California and New York. Except as otherwise specifically set forth in this paragraph, in this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the States of California and New York, the General Corporation Law, Revised Uniform Limited Partnership Act, Revised Uniform Partnership Act and Limited Liability Company Act of the State of Delaware, and the federal laws of the United States of America (other than laws specifically related to the FCC and regulations promulgated by the FCC which are covered by the separate opinion of Shaw Pittman, FCC counsel for the Borrowers of even date herewith addressed to you). Our opinions rendered in paragraphs 8 and 9 are based upon our review only of those statutes, rules and regulations which, in our experience, are normally applicable to transactions contemplated by the Loan Documents. Our opinions in paragraphs 8 and 9 above exclude matters arising under the federal and state securities laws.

    This opinion is rendered only to you and is solely for your benefit in connection with the above transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by any

4

other person, firm or corporation for any purpose, without our prior written consent. You may, however, deliver a copy of this opinion to permitted assignees or participants under the Credit Agreement in connection with such assignment or participation, and such assignees and participants may rely on this opinion as if it were addressed and had been delivered to them on the date of this opinion, unless statements in this opinion would be affected by the status of the transferee. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted,

5

EXHIBIT B-2

July 18, 2001

To the Administrative Agent,
the Documentation Agent and the Lenders
referred to below

Re: Univision Communications Inc.

Ladies and Gentlemen:

    We have acted as special communications counsel for Univision Communications Inc. ("UCI"), Univision of Puerto Rico Inc. ("UPR" and collectively with UCI, the "Borrowers"), and the following subsidiaries thereof:

  KDTV License Partnership, G.P.
  KFTV License Partnership, G.P.
  KMEX License Partnership, G.P.
  KTVW License Partnership, G.P.
  KUVI License Partnership, G.P.
  KUVN License Partnership, G.P.
  KUVS License Partnership, G.P.
  KWEX License Partnership, G.P.
  KXLN License Partnership, G.P.
  WGBO License Partnership, G.P.
  WLTV License Partnership, G.P.
  WXTV License Partnership, G.P.
  Univision Partnership of Dallas
  Univision Partnership of Hollywood, Florida
  Univision Partnership of Atlanta

(each, as well as the Borrowers and each of their Subsidiaries, a "Credit Party," and collectively with the Borrowers, "Credit Parties") and have represented the Credit Parties as Federal Communications Commission ("FCC") counsel only, in connection with the Credit Agreement ("Credit Agreement"), dated as of July 18, 2001, among the Borrowers, the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively, the "Lenders"), The Chase Manhattan Bank, as Administrative Agent, and BNP Paribas, as Documentation Agent. This opinion is being delivered pursuant to Section 4.01(b) of the Credit Agreement.

    In rendering this opinion, we are engaged and acting solely as special communications counsel for the Borrowers, and we are not engaged or acting as counsel of any type for you or any other person or entity. Each capitalized term used but not defined herein shall have its respective meaning set forth in the Credit Agreement. When used herein, "or" shall mean "and/or" unless the context otherwise requires.

    This opinion is limited strictly to matters arising under the Communications Act of 1934, as amended, and the published rules, regulations, and policies promulgated thereunder by the FCC (collectively, "Communications Laws"), and we express no opinion on any other matter whatsoever. Furthermore, this opinion is limited to the opinions expressly stated herein. No implication shall be drawn from anything herein that has the effect of extending any such opinion beyond what is expressly stated in such opinion.

    In connection with the issuance of this letter, we have examined only publicly available records of the FCC regarding the UCI Stations (as defined below) located at the FCC's principal offices in Washington, D.C, which we examined during a period commencing on July 13, 2001 and ending on July 17, 2001 (the "Examination Time"). In rendering this opinion, we have assumed the absence of changes in such records since our examination of them. We have examined no other records. With respect to questions of fact relevant to the opinions expressed herein, we have assumed and relied upon, without independent inquiry or verification by us, the accuracy and completeness of: (a) all statements, certifications, representations, and warranties set forth in the Credit Agreement, (b) all verbal confirmations, if any, by FCC staff members regarding outstanding complaints, if any, pending before the FCC with respect to the Stations; and (c) all information located in the publicly available files of the FCC in Washington, D.C. (such FCC information, "FCC Review Materials"). We have not examined or investigated the records that may be available in any other office of the FCC. You should be aware that certain records of the FCC, such as those subject to the federal Freedom of Information Act, are public as a matter of law. Such records, however, may not have been included in the FCC Review Materials at the time that we examined those materials in connection with this opinion. Accordingly, we express no opinion regarding the completeness of the FCC Review Materials at the time we reviewed them. Furthermore, there may be records of matters pending at the FCC that were not available for inspection by the public as a matter of law and that, therefore, we did not examine.

    We have examined an unexecuted copy of the Credit Agreement dated as of July 18, 2001, as provided to us. In rendering this opinion, we have assumed without investigation the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents examined by us, whether or not they are originals, the conformity of all copies or facsimile transmissions to the originals of the same, whether or not they are certified to be true copies, the conformity of all unexecuted documents presented to us as final versions thereof to the executed originals of the same, the accuracy and completeness of all public records, including but not limited to those of the FCC, and the absence of changes through the date hereof in the FCC records that we examined during the Examination Time.

    The opinions expressed in this letter are based upon the current law and facts presently known to us, and are not guarantees or assurances of any future fact, event, occurrence, omission, or condition or that any law, statute, rule, regulation, policy, order, case, or interpretation of the same will not change in the future. Moreover, this letter expresses opinions only as of the date of this letter and we specifically disclaim all responsibility whatsoever for advising you of changes in matters addressed herein occurring after such date.

    We have undertaken no on-site inspection or visual or aural monitoring whatsoever of the Credit Parties, properties of the Credit Parties, or the UCI Stations, and, except as otherwise specifically stated herein, we have undertaken no independent inquiry whatsoever of any of the matters addressed in this opinion. Furthermore, we have no firsthand knowledge of the citizenship, attributable or non-attributable media interests, or character or other qualifications under the Communications Laws of the Credit Parties, principals of the Credit Parties, or any other person or entity having any present or proposed connection with the Credit Parties, and therefore express no opinion with respect thereto.

    As used in this letter, the phrases "our knowledge," "known to us," or "we are presently aware" or similar phrases mean the current actual knowledge, that is, the conscious awareness of facts or other information, of lawyers currently affiliated with this firm who have given substantive legal attention to representation of the Credit Parties in connection with the transactions contemplated under the Agreement, including but not limited to the preparation of this letter, but except as otherwise expressly stated herein, we have undertaken no investigation with respect to such facts or information.

    We express no opinion whatsoever in this letter as to your qualifications under the Communications Laws, or such qualifications of your assigns, if any, to have an ownership interest in or to control, directly or indirectly, any license or other authorization issued by the FCC or any person or entity holding such license or authorization. Moreover, the Borrowers hold certain attributable interests in Entravision Communications Corporation, an entity that directly or indirectly owns and operates broadcast stations subject to the jurisdiction of the FCC. We express no opinion whatsoever in this letter as to any matters affecting Entravision Communications Corporation or the Borrowers' interest in it.

2

    Based upon the foregoing, and subject in all respects to the qualifications and limitations set forth in this letter, we are of the opinion that:

    1.  Except as set forth in Attachment 1 hereto, the entities identified in

    Attachment 1 hereto hold the FCC licenses and authorizations for the full power and low power television stations specified on Attachment 1 (the "UCI Stations"). Except as noted on Attachment 1 hereto, Attachment 1 includes all FCC licenses, permits or authorizations necessary for the Credit Party identified as licensees on Attachment 1 to operate the class of station identified on Attachment 1 to serve the community of license identified on Attachment 1. Except as noted in Attachment 1 hereto, all of the FCC licenses, permits or authorizations identified in Attachment 1 hereto are in full force and effect.

    2.  Except as set forth in Attachment 1 hereto, and for rulemaking proceedings or similar proceedings of or orders of general applicability to entities such as the Borrowers or to facilities such as the UCI Stations, to our knowledge, there is not now issued, pending, or overtly threatened in writing any judgment, decree, order, action, investigation, or proceeding by the FCC against any of the Credit Parties or the UCI Stations that would reasonably be expected to have a material adverse effect upon the Credit Parties or the UCI Stations.

    3.  The execution, delivery, and performance in accordance with its terms of the Credit Agreement by the Borrowers do not require any authorization, consent, approval, or filing of or with the FCC not previously obtained or made, and does not violate the Communications Laws, except that (a) copies of certain documents, including but not limited to the Credit Agreement, may be required to be filed with the FCC pursuant to 47 C.F.R. § 73.3613, (b) from time to time, the Credit Parties may be required to obtain certain authorizations from or to make certain filings with the FCC that would be required in the ordinary course of business of the Credit Parties, (c) in connection with the exercise of any rights or remedies under the Credit Agreement by you, or your assigns, if any, that involves disposition of voting stock in the Borrowers or their affiliates, the Communications Laws may require that such disposition be accomplished by public or private arm's-length sale or other means acceptable to the FCC, and (d) prior to exercise of any rights or remedies under the Credit Agreement by you, or your assigns, if any, which involves the exercise of voting rights of the stock in a Credit Party, an assignment of any of the full or low power television licenses or a transfer of control of a Credit Party, FCC consents and notifications with respect to such exercise may be required to be timely obtained or made; provided, however, that we express no opinion whatsoever as to the likelihood of obtaining such consents.

    This opinion is (i) solely for your information in connection with the transactions contemplated under the Credit Agreement, and that of your permitted assigns under the Credit Agreement but the opinion speaks only as of its date and your assigns have no greater rights than the named addressee(s), (ii) not to be relied upon by any other person or entity for any reason whatsoever, (iii) not to be quoted in whole or in part or otherwise referred to in any document except as directly a part of and related to such transactions, and (iv), except as otherwise required by applicable law, not to be filed with or provided to any government agency or any other entity or person whatsoever. We hereby consent to reliance hereon by any future participants or assigns of your interest in the Credit Agreement.

Very truly yours,
SHAW PITTMAN

Attachments

3

Attachment 1

KDTV(TV), San Francisco,California, Channel 14
Licensee:	KDTV License Partnership, G.P.
Renewal Expiration:	12/1/2006
KDTV-LP, Santa Rosa, California, Channel 28
Licensee:	KDTV License Partnership, G.P.
Renewal Expiration:	12/1/2006
KFTV(TV), Hanford, California, Channel 21
Licensee:	KFTV License Partnership, G.P.
Renewal Expiration:	12/1/2006
KABE-LP, Bakersfield, California, Channel 39[1]
Licensee:	KFTV License Partnership, G.P.
Renewal Expiration:	12/1/2006
KMEX-TV, Los Angeles, California, Channel 34[2]
Licensee:	KMEX License Partnership, G.P.
Renewal Expiration:	12/1/2006
KTVW-TV, Phoenix, Arizona, Channel 33
Licensee:	KTVW License Partnership, G.P.
Renewal Expiration:	10/1/2006
KUVE-LP, Tucson, Arizona, Channel 52[3]
Licensee:	KTVW License Partnership, G.P.
Renewal Expiration:	10/1/2006
K48GX, Tucson, Arizona, Channel 48[4]
Licensee:	KTVW License Partnership, G.P.
Renewal Expiration:	N/A
KUVI(TV), Bakersfield, California, Channel 45
Licensee:	KUVI License Partnership, G.P.
Renewal Expiration:	12/1/2006
KUVN(TV), Garland, Texas, Channel 23
Licensee:	KUVN License Partnership, G.P.
Renewal Expiration:	8/1/2006
KUVN-LP, Fort Worth, Texas, Channel 31[5]
Licensee:	KUVN License Partnership, G.P.
Renewal Expiration:	8/1/2006
KUVS(TV), Modesto, California, Channel 19
Licensee:	KUVS License Partnership, G.P.
Renewal Expiration:	12/1/2006
KWEX-TV, San Antonio, Texas, Channel 41
Licensee:	KWEX License Partnership, G.P.
Renewal Expiration:	8/1/2006
K31FM, Austin, Texas, Channel 31
Licensee:	KWEX License Partnership, G.P.
Renewal Expiration:	8/1/2006

6

KXLN-TV, Rosenberg, Texas, Channel 45
Licensee:	KXLN License Partnership, G.P.
Renewal Expiration:	8/1/2006
WGBO-TV, Joliet, Illinois, Channel 66
Licensee:	WGBO License Partnership, G.P.
Renewal Expiration:	12/1/2005
WLTV(TV), Miami, Florida, Channel 23
Licensee:	WLTV License Partnership, G.P.
Renewal Expiration:	2/1/2005
WXTV(TV), Paterson, New Jersey, Channel 41
Licensee:	WXTV License Partnership, G.P.
Renewal Expiration:	6/1/2007
WXTV-LP, Philadelphia, Pennsylvania, Channel 28
Licensee:	WXTV License Partnership, G.P.
Renewal Expiration:	8/1/2007
W47AD, Hartford, Connecticut, Channel 47[6]
Licensee:	WXTV License Partnership, G.P.
Renewal Expiration:	4/1/2007
KSTR-TV, Irving, Texas, Channel 49[7]
Licensee:	Univision Partnership of Dallas
Renewal Expiration:	8/1/2006
WAMI-TV, Hollywood, Florida, Channel 69[7]
Licensee:	Univision Partnership of Hollywood, Florida
Renewal Expiration:	2/1/2005
WHOT-TV, Athens, Georgia, Channel 34[7]
Licensee:	Unvision Partnership of Atlanta
Renewal Expiration:	4/1/2005

1
On June 1, 1998, KFTV License Partnership, G.P. filed an application seeking displacement relief to change the channel of operation of KABE-LP from Channel 39 to Channel 31 due to the impact of full power television station digital operations. This application was mutually exclusive with another low power television applicant seeking similar displacement relief. On November 25, 1998, a Joint Request for Approval of Settlement Agreement was filed with the FCC seeking the FCC's consent to a Settlement Agreement whereby KABE-LP would be awarded the construction permit for Channel 31. On January 16, 2001, a minor amendment to the displacement application was filed. This application, amendment and Joint Request for Approval of Settlement Agreement are currently pending.

2
On October 28, 1999, KMEX License Partnership, G.P. filed an application for KMEX-TV seeking consent to the construction of a new digital facility on Channel 35. The application was granted on March 16, 2001. The construction permit will expire on May 1, 2002. On April 26, 2001, ABC Holding Borrower, licensee of KABC-TV, Los Angeles, California filed a Petition for Reconsideration of the grant. The petitioner has requested dismissal of the Petition pursuant to a settlement agreement.

3
On June 1, 1998, KTVW License Partnership, G.P. filed an application seeking displacement relief to change the channel of operation of KUVE-LP from Channel 52 to Channel 38 due to the

7

  impact of full power television station digital operations. The application was granted on January 22, 2001. The construction permit will expire on January 22, 2004.

4
On June 14, 1988, KTVW License Partnership, G.P. filed an application seeking a new low power television station on Channel 48 at Tucson, Arizona. The application was granted on January 29, 2001. The construction permit will expire on January 29, 2004.

5
On June 1, 1998, KUVN License Partnership, G.P. filed an application seeking displacement relief to change the channel of operation of KUVN-LP from Channel 31 to Channel 47 due to the impact of full power television station digital operations. The application was granted on September 29, 2000. The construction permit will expire on September 29, 2003.

6
On June 1, 1998, WXTV License Partnership, G.P. filed an application seeking displacement relief to change the channel of operation of W47AD from Channel 47 to Channel 28 due to the impact of full power television station digital operations. This application was mutually exclusive with other low power television applicants seeking similar displacement relief. The application was granted on February 1, 2001. The construction permit will expire on February 1, 2004. On March 2, 2001, Paging Associates filed a Petition for Reconsideration of the grant. On March 15, 2001, W47AD filed an Opposition to Petition for Reconsideration. On March 27, 2000, Paging Associates filed a Reply to Opposition to Petition for Reconsideration. This matter is pending.

7
The Borrower sought and received each FCC consent required to acquire control of the licensees of certain full power television stations licensed to affiliates of USA Broadcasting, Inc., including KSTR-TV, Irving, Texas (Channel 49), WAMI-TV, Hollywood, Florida (Channel 69), and WHOT-TV, Athens, Georgia (Channel 34) (the "Initial Stations"). The transfers of control of the licensees of the Initial Stations were consummated on June 12, 2001. On June 20, 2001, Theodore M. White filed an Application for Review (the "White Petition") with the FCC. The White Petition seeks FCC review of the action, taken by the FCC's staff pursuant to delegated authority, granting consent to the transfer of control of the USA Broadcasting, Inc., stations to the Borrower. If the White Petition is granted, the FCC could require the Borrower to transfer control of the licensees of the Initial Stations back to USA Broadcasting, Inc., and could rescind the Borrower's authority to acquire control of the licensees of the remaining USA Broadcasting, Inc., stations.

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EXHIBIT C

SUBSIDIARY GUARANTY

    GUARANTY, dated as of July 18, 2001 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned (each a "Guarantor" and, together with each other entity that is required to execute a counterpart hereof pursuant to Section 25 hereof, the "Guarantors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

    WHEREAS, Univision Communications Inc. (the "United States Borrower"), Univision of Puerto Rico Inc. (the "Puerto Rico Borrower", and together with the United States Borrower, the "Borrowers"), various financial institutions from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent") and BNP Paribas, as Documentation Agent (the "Documentation Agent") have entered into a Credit Agreement, dated as of July 18, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrowers as contemplated therein (the Lender, the Administrative Agent and Documentation Agent herein called the "Lender Creditors");

    WHEREAS, the Borrowers may from time to time enter into one or more (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (each such agreement or arrangement with an Other Creditor (as hereinafter defined), a "Hedging Agreement"), with any Lender, any affiliate thereof or a syndicate of financial institutions organized by any such Lender or affiliate of any such Lender or affiliate (even if any such Lender ceases to be a Lender under the Credit Agreement for any reason) and any such other institution that participates in such Hedging Agreements and their subsequent successors and assigns collectively, the "Other Creditors", and together with the Lender Creditors, the "Creditors");

    WHEREAS, each Guarantor is a direct or indirect Subsidiary of the United States Borrower;

    WHEREAS, it is a requirement under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

    WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrowers under the Credit Agreement and the entering into of Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Lenders to maintain and make Loans (and issue Letters of Credit in the case of the United States Borrower) to the Borrowers and the Other Creditors to maintain and enter into Hedging Agreements with the Borrowers;

    NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

    1.  Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on any promissory notes issued by, and the Loans made to (and Letters of Credit issued for the account of the United States Borrower), the Borrowers under the Credit Agreement (and all reimbursement obligations and amounts outstanding with respect to such Letters of Credit) and (y) all other obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrowers to the Lender Creditors (including, without limitation, indemnities, Fees and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms, conditions and agreements contained in the Credit Documents by the Borrowers (all such principal, interest, liabilities and obligations being herein collectively called the "Credit Agreement Obligations"); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrowers to the Other Creditors (including, without limitation, indemnities, fees and interest thereon) under any Hedging Agreements, whether now in existence or hereafter arising, and the due performance and compliance by each of the Borrowers with all terms, conditions and agreements contained therein (all such obligations and liabilities under this clause (ii) being herein collectively called the "Other Obligations", and together with the Credit Agreement Obligations are herein collectively called the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against each Guarantor without proceeding against any other Guarantor, either Borrower, against any security for the Guaranteed Obligations, or against any other guarantor under any other guaranty covering all or a portion of the Guaranteed Obligations. This Guaranty shall constitute a guaranty of payment and not of collection. All payments by each Guarantor under this Guaranty shall be made on the same basis as payments by the Borrowers are made under Sections 2.09, 2.10 and 2.16 of the Credit Agreement.

    2.  Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations of the Borrowers to the Creditors whether or not due or payable by the Borrowers upon the occurrence in respect of the Borrowers of any of the events specified in Section 7.08 and 7.09 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States.

    3.  The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrowers whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (i) any direction as to application of payment by the Borrowers or by any other party, (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrowers, (iii) any payment on or in reduction of any such other guaranty or undertaking, (iv) any dissolution, termination or increase, decrease or change in personnel by the Borrowers, (v) any payment made to any Creditor on the indebtedness which any Creditor repays the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (vi) any action or inaction by the Creditors as contemplated in Section 6 hereof or (vii) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

    4.  The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor of the Borrowers or the Borrowers, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor of the Borrowers or the Borrowers and whether or not any other Guarantor, any other guarantor of the Borrowers or the Borrowers be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrowers or other circumstance which operates to toll any statute of limitations as to the Borrowers shall operate to toll the statute of limitations as to each Guarantor.

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    5.  Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Agents or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor of the Borrowers).

    6.  Any Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

      (i)  change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

      (ii) take and hold security for the payment of the Guaranteed Obligations and/or sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

      (iii) exercise or refrain from exercising any rights against each of the Borrowers, any Guarantor, any other guarantor of the Borrowers or others or otherwise act or refrain from acting;

      (iii) settle or compromise any of the Guaranteed Obligations, or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers to creditors of the Borrowers;

      (iv) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of each of the Borrowers to the Creditors regardless of what liabilities of the Borrowers remain unpaid;

      (v) release or substitute any one or more endorsers, guarantors, Guarantors, the Borrowers or other obligors;

      (vi) consent to or waive any breach of, or any act, omission or default under, the Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Hedging Agreements, the Credit Documents or any of such other instruments or agreements; and/or

      (vii) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrowers to recover full indemnity for any payments made pursuant to this Guaranty.

    7.  No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

    8.  This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as

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a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Borrowers or any of their Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

    9.  Any indebtedness of the Borrowers now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrowers to the Creditors; and such indebtedness of the Borrowers to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness of the Borrowers to the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrowers to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

    10. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Creditors to: (i) proceed against the Borrowers, any other Guarantor, any other guarantor of the Borrowers or any other party; (ii) proceed against or exhaust any security held from the Borrowers or (iii) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrowers, any other Guarantor, any other guarantor of the Borrowers or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrowers, any other Guarantor, any other guarantor of the Borrowers or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Agents or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Borrowers or any other party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrowers or any other party or any security.

      (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Creditors shall

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  have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

    11. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Creditor shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Creditors upon the terms of this Guaranty. The Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, or stockholder of any Guarantor (except to the extent such stockholder is also a Guarantor hereunder).

    12. In order to induce the Lenders to make Loans pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Hedging Agreements, each Guarantor represents, warrants and covenants that:

      (a) Such Guarantor (i) is a duly organized and validly existing corporation, limited liability company, limited partnership or general partnership and is in good standing under the laws of the jurisdiction of its organization, and has the corporate, limited liability company, limited partnership or general partnership power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified except where the failure to be so qualified could reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of such Guarantor or of such Guarantor and its Subsidiaries taken as a whole.

      (b) Such Guarantor has the corporate, limited liability company, limited partnership or general partnership power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and each other Document to which it is a party and has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance by it of this Guaranty and each such other Document. Such Guarantor has duly executed and delivered this Guaranty and each other Document to which it is a party, and this Guaranty and each such other Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and equitable principles (regardless of whether such enforceability is sought in equity or at law).

      (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof: (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement or other instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

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      (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or any other Credit Document to which such Guarantor is a party, or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

      (e) There are no actions, suits or proceedings pending or threatened (i) with respect to this Guaranty or any other Credit Document to which such Guarantor is a party, (ii) with respect to any Indebtedness of such Guarantor or any of its Subsidiaries, (iii) that could reasonably be expected to have a material adverse effect on the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of such Guarantor or of such Guarantor and its Subsidiaries taken as a whole or (iv) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Creditors or on the ability of such Guarantor to perform its respective obligations to the Creditors hereunder and under the other Credit Documents to which it is a party.

    13. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of all the Commitments of all of the Lenders and all Hedging Agreements and when no promissory note or Letter of Credit remains outstanding and all other Guaranteed Obligations have been paid in full (other than indemnities described in Section 10.03 of the Credit Agreement which are not then due and payable), such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Article 5 or 6 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

    14. The Guarantors hereby jointly and severally agree to pay all out-of-pocket costs and expenses of each Creditor in connection with the enforcement of this Guaranty and the protection of such Creditor's rights hereunder, and in connection with any amendment, waiver or consent relating hereto (including, without limitation, the fees and disbursements of counsel employed by the Agents or any of the Creditors).

    15. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

    16. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated in any manner whatsoever unless in writing duly signed by the Administrative Agent (with the consent of (x) the Required Lenders or, to the extent required by Section 10.02 of the Credit Agreement, all of the Lenders, at all times prior to the time at which all Credit Agreement Obligations have been paid in full, or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time at which all Credit Agreement Obligations have been paid in full) and each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released); provided, that any change, waiver, modification or variance adversely affecting the rights and benefits of a single class (as defined below) of Creditors (and not all Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class. For the purpose of this Guaranty, the term "Class" shall mean each class of Creditors, i.e., whether (i) the Lender Creditors as holders of the Credit Agreement Obligations or (ii) the Other Creditors as holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Agreement Obligations, the Required Lenders and (ii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Hedging Agreements.

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    17. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and the Hedging Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

    18. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Hedging Agreement and shall in any event, include, without limitation, any payment default on any of the Guaranteed Obligations continuing after any applicable grace period), each Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor acknowledges and agrees that the provisions of this Section 18 are subject to the sharing provisions set forth in Section 10.13(b) of the Credit Agreement.

    19. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantor; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

    20. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including either Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or any Hedging Agreement or other instrument evidencing any liability of the Borrowers, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

    21. (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

    (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT TO WHICH ANY GUARANTOR IS A PARTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO SUCH ACTIONS OR PROCEEDINGS. EACH GUARANTOR FURTHER IRREVOCABLY

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CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH GUARANTOR AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT TO WHICH SUCH GUARANTOR IS A PARTY THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY OF THE CREDITORS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH GUARANTOR IN ANY OTHER JURISDICTION.

    (C) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (B) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

    (D) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

    (E) EACH GUARANTOR WARRANTS AND AGREES THAT EACH OF THE WAIVERS SET FORTH ABOVE IS MADE WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES AND THAT IF ANY OF SUCH WAIVERS ARE DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVERS SHALL BE EFFECTIVE ONLY TO THE MAXIMUM EXTENT PERMITTED BY LAW.

    22. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 6.03 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all Lenders if required by Section 10.02 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 22).

    23. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

    24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the United States Borrower and the Administrative Agent.

    25. It is understood and agreed that any Subsidiary of the United States Borrower that is required to execute a counterpart of this Guaranty pursuant to the Credit Agreement after the date hereof shall

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automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

    26. It is the desire and intent of each Guarantor and the Creditors that this Guaranty shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of each Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Guarantor shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

* * *

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    IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address:

UNIVISION OF PUERTO RICO INC.
Attention: Telephone: Facsimile:	By:	Name: Title:
PTI HOLDINGS, INC., as an Guarantor
Attention: Telephone: Facsimile:	By:	Name: Title:
UNIVISION TELEVISION GROUP, INC., as an Guarantor
Attention: Telephone: Facsimile:	By:	Name: Title:
THE UNIVISION NETWORK LIMITED PARTNERSHIP, as an Guarantor

Attention: Telephone: Facsimile:	By: UNIVISION COMMUNICATIONS INC., its General Partner
	By:	Name: Title:

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GALAVISION, INC., as an Guarantor
Attention: Telephone: Facsimile:	By:	Name: Title:
SUNSHINE ACQUISITION L.P., as an Guarantor

Attention: Telephone: Facsimile:	By: SUNSHINE ACQUISITION CORP., its General Partner
	By:	Name: Title:
SUNSHINE ACQUISITION CORP., as an Guarantor
Attention: Telephone: Facsimile:	By:	Name: Title:
Attention: Telephone: Facsimile:	UNIVISION ACQUISITION CORP., as an Guarantor
	By:	Name: Title:
UNIVISION ONLINE, INC., as an Guarantor
Attention: Telephone: Facsimile:	By:	Name: Title:

13

UNIVISION—EV HOLDINGS, LLC, as an Guarantor

Attention: Telephone: Facsimile:	By: UNIVISION COMMUNICATIONS INC., its sole Member
	By:	Name: Title:
UNIVISION MUSIC, INC., as an Guarantor
Attention: Telephone: Facsimile:	By:	Name: Title:
UNIVISION OF DALLAS INC., as an Guarantor
Attention: Telephone: Facsimile:	By:	Name: Title:
UNIVISION OF HOLLYWOOD, FLORIDA INC., as an Guarantor
Attention: Telephone: Facsimile:	By:	Name: Title:
UNIVISION OF ATLANTA INC., as an Guarantor
Attention: Telephone: Facsimile:	By:	Name: Title:

14

UNIVISION PARTNERSHIP OF DALLAS, as an Guarantor
Attention: Telephone: Facsimile:	By: UNIVISION DALLAS LLC, its General Partner
By: UNIVISION OF DALLAS INC., its Sole Member
	By:	Name: Title:
UNIVISION PARTNERSHIP OF ATLANTA, as an Guarantor
Attention: Telephone: Facsimile:	By: Atlanta Station LLC, its General Partner
By: Univision of Atlanta Inc., its sole Member
	By:	Name: Title:
UNIVISION PARTNERSHIP OF HOLLYWOOD, FLORIDA as an Guarantor
Attention: Telephone: Facsimile:	By: HOLLYWOOD, FLORIDA STATION LLC, its General Partner
By: UNIVISION OF HOLLYWOOD, FLORIDA INC., its sole Member
	By:	Name: Title:

15

STATION WORKS, LLC., as an Guarantor
Attention: Telephone: Facsimile:	By: UNIVISION ACQUISITION CORP., its sole Member
	By:	Name: Title:
KWEX LICENSE PARTNERSHIP, G.P. as an Guarantor
Attention: Telephone: Facsimile:	By: UNIVISION TELEVISION GROUP, INC., its Controlling General Partner
	By:	Name: Title:
KUVN LICENSE PARTNERSHIP, G.P. as an Guarantor
Attention: Telephone: Facsimile:	By: UNIVISION TELEVISION GROUP, INC., its Controlling General Partner
	By:	Name: Title:
KMEX LICENSE PARTNERSHIP, G.P. as an Guarantor

16

Attention: Telephone: Facsimile:	By: UNIVISION TELEVISION GROUP, INC., its Controlling General Partner
	By:	Name: Title:
KDTV LICENSE PARTNERSHIP, G.P. as an Guarantor
Attention: Telephone: Facsimile:	By: UNIVISION TELEVISION GROUP, INC., its Controlling General Partner
	By:	Name: Title:
KFTV LICENSE PARTNERSHIP, G.P. as an Guarantor
Attention: Telephone: Facsimile:	By: UNIVISION TELEVISION GROUP, INC., its Controlling General Partner
	By:	Name: Title:
KTVW LICENSE PARTNERSHIP, G.P. as an Guarantor
Attention: Telephone: Facsimile:	By: UNIVISION TELEVISION GROUP, INC., its Controlling General Partner
	By:	Name: Title:

17

KXLN LICENSE PARTNERSHIP, G.P. as an Guarantor
Attention: Telephone: Facsimile:	By: UNIVISION TELEVISION GROUP, INC., its Controlling General Partner
	By:	Name: Title:
WGBO LICENSE PARTNERSHIP, G.P. as an Guarantor
Attention: Telephone: Facsimile:	By: UNIVISION TELEVISION GROUP, INC., its Controlling General Partner
	By:	Name: Title:
WXTV LICENSE PARTNERSHIP, G.P. as an Guarantor
Attention: Telephone: Facsimile:	By: UNIVISION TELEVISION GROUP, INC., its Controlling General Partner
	By:	Name: Title:
WLTV LICENSE PARTNERSHIP, G.P. as an Guarantor
Attention: Telephone: Facsimile:	By: UNIVISION TELEVISION GROUP, INC., its Controlling General Partner
	By:	Name: Title:

18

KUVS LICENSE PARTNERSHIP, G.P. as an Guarantor
Attention: Telephone: Facsimile:	By: UNIVISION TELEVISION GROUP, INC., its Controlling General Partner
	By:	Name: Title:
KUVI LICENSE PARTNERSHIP, G.P. as an Guarantor
Attention: Telephone: Facsimile:	By: UNIVISION TELEVISION GROUP, INC., its Controlling General Partner
	By:	Name: Title:

Accepted and Agreed to:

THE CHASE MANHATTAN BANK,
as Administrative Agents for the Lenders

By:	Name: Title:

19

EXHIBIT D

FORM OF INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

                  ,

Univision Communications Inc.
c/o Chartwell Partners
1999 Avenue of the Stars
Suite 3050
Los Angeles, California 90067

re Incremental Term Loan Commitment

Ladies and Gentlemen:

    Reference is hereby made to the Credit Agreement, dated as of July 18, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Univision Communications Inc. (the "United States Borrower"), Univision of Puerto Rico Inc., the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent") and BNP Paribas, as Documentation Agent (the "Documentation Agent"). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

    Each Lender (each an "Incremental Term Loan Lender") party to this letter agreement (this "Agreement") hereby severally agrees to provide the Incremental Term Loan Commitment(s) set forth opposite its name on Annex I attached hereto (for each such Incremental Term Loan Lender, its "Incremental Term Loan Commitment"). Each Incremental Term Loan Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 2.04 thereof.

    Each Incremental Term Loan Lender acknowledges and agrees that the Incremental Term Loan Commitments provided pursuant to this Agreement, in the aggregate amount for the Class of Incremental Term Loan Commitments as set forth on Annex I hereto ("Class"), shall constitute Incremental Term Loan Commitments of such Class (as specified in said Annex I) under, and as defined in, the Credit Agreement. Each Incremental Term Loan Lender agrees that, with respect to the Incremental Term Loan Commitments of the Class provided by it pursuant to this Agreement, the Applicable Rate, Maturity Date or Dates, additional limitations on prepayments, if any, additional conditions precedent and fees for Incremental Term Loans of the Class shall be as set forth on Annex I hereto.

    Each Incremental Term Loan Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become an Incremental Term Loan Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, Documentation Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent and the Documentation Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Documentation Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Incremental Term Loan Lender, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents. Upon the execution of a counterpart of this Agreement by the Administrative Agent, the Documentation Agent and the United States Borrower, the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by fax) hereof and the payment of any fees (including, without limitation, fees payable pursuant to the immediately preceding paragraph) required in connection herewith and which are then due and payable, each Incremental Term Loan Lender party hereto shall become an Incremental Term Loan Lender pursuant to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.

    You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on            ,       . If you do not so accept this Agreement by such time, your Incremental Term Loan Commitments set forth in this Agreement shall be deemed cancelled.

    After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 10.02 of the Credit Agreement.

    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours, [NAME OF LENDER]
By:	Name: Title:

Agreed and Accepted
this  day of            ,      :

UNIVISION COMMUNICATIONS INC.
By:	Name: Title:
UNIVISION OF PUERTO RICO INC.
By:	Name: Title:
THE CHASE MANHATTAN BANK as Administrative Agent
By:	Name: Title:

BNP PARIBAS, as Documentation Agent
By:	Name: Title:
By:	Name: Title:

    Each of the undersigned Subsidiary Guarantors hereby acknowledge and agree that the Incremental Term Loan incurred as contemplated by this Agreement constitutes "Guaranteed Obligations" under the Subsidiary Guaranty and that the Subsidiary Guaranty, and its obligations thereunder remain in full force and effect.1

[NAME OF SUBSIDIARY GUARANTOR]
By:	Name: Title:

1
Not required if Guarantee Release conditions are satisfied.

ANNEX I TO EXHIBIT D

ANNEX FOR INCREMENTAL TERM LOAN COMMITMENT AGREEMENT
CLASS [      ] ("the "CLASS")

1.
Name and Date of Credit Agreement

  Credit Agreement, dated as of July 18, 2001, among Univision Communications, Inc., as United States Borrower, Univision of Puerto Rico Inc., as Puerto Rico Borrower, the lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent, and BNP Paribas, as Documentation Agent, including any amendments, modifications, extensions, renewals, replacements, restatements or supplements thereto.

2.
Date of Borrowing ("Incremental Term Loan Effective Date")

3.
Amounts (as of date of item #2 above):

Lender	Commitment Under Relevant Class
Name(s) of Incremental Term Loan Lender(s)
Total	$
4.
Maturity Dates for Incremental Term Loan of Class:

5.
Applicable Rate of Class:

6.
Fees

7.
Limitations on Prepayments of Incremental Term Loan of the Class:

8.
Additional Conditions Precedent to the Incremental Term Loan Effective Date of the Class:

9.
Additional Conditions Precedent to the Incurrence of Incremental Term Loans of the Class:

10.
Notice:

    INCREMENTAL TERM LOAN LENDER

    Attention:
    Telephone:
    Telecopier:

EXHIBIT E

FORM OF SECTION 2.16(e) CERTIFICATE

    Reference is hereby made to the Credit Agreement, dated as of July 18, 2001, among UNIVISION COMMUNICATIONS INC., UNIVISION OF PUERTO RICO INC., the lenders from time to time party thereto, THE CHASE MANHATTAN BANK, as Administrative Agent, and BNP PARIBAS, as Documentation Agent (as amended from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

    The undersigned shall promptly notify the Borrowers and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

[NAME OF LENDER]
By	Name: Title:

Date:            ,

EXHIBIT F

FORM OF ADDITIONAL COMMITMENT AGREEMENT

            ,

Univision Communications Inc.
c/o Chartwell Partners
1999 Avenue of the Stars
Suite 3050
Los Angeles, California 90067

re Additional Commitment

Ladies and Gentlemen:

    Reference is hereby made to the Credit Agreement, dated as of July 18, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Univision Communications Inc. (the "United States Borrower"), Univision of Puerto Rico Inc., the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent") and BNP Paribas, as Documentation Agent (the "Documentation Agent"). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

    Each Lender (each an "Additional Lender") party to this letter agreement (this "Agreement") hereby severally agrees to provide the Additional Commitment set forth opposite its name on Annex I attached hereto (for each such Additional Lender, its "Additional Commitments"). Each Additional Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 2.19 thereof.

    Each Additional Lender acknowledges and agrees that the Additional Commitments provided pursuant to this Agreement, in the aggregate amount for the Additional United States Term Commitments and Additional Revolving Commitments as set forth on Annex I hereto, shall constitute Additional United States Term Commitments and Additional Revolving Commitments (as specified in said Annex I) under, and as defined in, the Credit Agreement. Each Additional Lender agrees that, with respect to the Additional Commitments provided by it pursuant to this Agreement, such Additional Lender shall receive the fees equal to that amount set forth opposite its name on Annex I hereto.

    Each Additional Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become an Additional Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, Documentation Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent and the Documentation Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Documentation Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Additional Lender, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents. Upon the execution of a counterpart of this

Agreement by the Administrative Agent, the Documentation Agent and the United States Borrower, the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by fax) hereof and the payment of any fees (including, without limitation, fees payable pursuant to the immediately preceding paragraph) required in connection herewith and which are then due and payable, each Additional Lender party hereto shall become an Additional Lender pursuant to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.

    You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on            ,       . If you do not so accept this Agreement by such time, your Additional Commitments set forth in this Agreement shall be deemed cancelled.

    After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 10.02 of the Credit Agreement.

    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,
[NAME OF LENDER]
By	Name: Title:

Agreed and Accepted
this  day of            ,      :

UNIVISION COMMUNICATIONS INC.
By:	Name: Title:
THE CHASE MANHATTAN BANK as Administrative Agent
By:	Name: Title:
BNP PARIBAS, as Documentation Agent

By:	Name: Title:
By:	Name: Title:

ANNEX I TO EXHIBIT F

1.

Name of Lender	Amount of Additional United States Term Commitment	Amount of Additional Revolving Commitment
Total	$	$
2.
Fees

QuickLinks

EXHIBIT 10.12.8
CREDIT AGREEMENT
TABLE OF CONTENTS
ARTICLE I DEFINITIONS
ARTICLE II THE CREDITS
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV CONDITIONS PRECEDENT
ARTICLE V AFFIRMATIVE COVENANTS
ARTICLE VI NEGATIVE COVENANTS
ARTICLE VII EVENTS OF DEFAULT
ARTICLE VIII THE ADMINISTRATIVE AGENT
ARTICLE IX UNITED STATES BORROWER GUARANTY
ARTICLE X MISCELLANEOUS
Schedule 1.01 USA Acquired Subsidiaries
Schedule 2.01
Commitments
Schedule 3.06 Disclosed Matters
SCHEDULE 3.12
Schedule 3.15 Stations
Schedule 3.16 Permits
Schedule 4.01(j) Existing Indebtedness
Schedule 6.02 Existing Liens
Schedule 6.07 Existing Restrictions
EXHIBIT A
ASSIGNMENT AND ASSUMPTION AGREEMENT
ANNEX I
ANNEX FOR LENDER ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B-1
EXHIBIT B-2
Attachment 1
EXHIBIT C
SUBSIDIARY GUARANTY
W I T N E S S E T H
EXHIBIT D
FORM OF INCREMENTAL TERM LOAN COMMITMENT AGREEMENT
ANNEX I TO EXHIBIT D
ANNEX FOR INCREMENTAL TERM LOAN COMMITMENT AGREEMENT CLASS [ ] ("the " CLASS ")
EXHIBIT E
FORM OF SECTION 2.16(e) CERTIFICATE
EXHIBIT F
FORM OF ADDITIONAL COMMITMENT AGREEMENT
ANNEX I TO EXHIBIT F